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                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 13, 2007

                                  BY AND AMONG

                                KELLWOOD COMPANY

                                   ("PARENT"),

                                 NEWKELL V, INC.

                                 ("MERGER SUB")

                           HANNA ANDERSSON CORPORATION

                                 (THE "COMPANY")

                                       AND

                             CASTANEA PARTNERS, INC.

                      (THE "EQUITYHOLDERS' REPRESENTATIVE")

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                                TABLE OF CONTENTS
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                                                                                                               PAGE


ARTICLE I. DEFINITIONS............................................................................................2

         SECTION 1.1           Certain Definitions................................................................2
         SECTION 1.2           Certain Additional Definitions.....................................................7

ARTICLE II. THE MERGER............................................................................................9

         SECTION 2.1           The Merger.........................................................................9
         SECTION 2.2           Effects of the Merger..............................................................9
         SECTION 2.3           Closing............................................................................9
         SECTION 2.4           Effective Time.....................................................................9
         SECTION 2.5           Certificate of Incorporation and Bylaws; Directors and Officers....................9
         SECTION 2.6           Conversion of Securities..........................................................10
         SECTION 2.7           Treatment of Company Options......................................................11
         SECTION 2.8           Post-Closing Merger Consideration Adjustment......................................11

ARTICLE III. EXCHANGE OF COMPANY CERTIFICATES....................................................................14

         SECTION 3.1           Exchange of Company Certificates..................................................14
         SECTION 3.2           Dissenting Shares.................................................................15
         SECTION 3.3           No Further Ownership Rights in Shares of Company Capital Stock; Closing of
                               Company Transfer Books............................................................15
         SECTION 3.4           Withholding Rights................................................................15

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................16

         SECTION 4.1           Authority.........................................................................16
         SECTION 4.2           Organization......................................................................17
         SECTION 4.3           Company Capital Stock.............................................................17
         SECTION 4.4           Conflicts.........................................................................18
         SECTION 4.5           Consents, Approvals, Etc..........................................................18
         SECTION 4.6           Financial Statements..............................................................18
         SECTION 4.7           Undisclosed Liabilities...........................................................18
         SECTION 4.8           Certain Changes or Events.........................................................18
         SECTION 4.9           Tax Matters.......................................................................19
         SECTION 4.10          Litigation and Governmental Orders................................................21
         SECTION 4.11          Compliance with Laws..............................................................21
         SECTION 4.12          Permits...........................................................................21
         SECTION 4.13          Tangible Property.................................................................21
         SECTION 4.14          Proprietary Rights................................................................21
         SECTION 4.15          Certain Contracts.................................................................22
         SECTION 4.16          Employee Benefit Matters..........................................................23
         SECTION 4.17          Labor Matters.....................................................................24
         SECTION 4.18          Environmental Matters.............................................................24
         SECTION 4.19          Related Party Transactions........................................................24
         SECTION 4.20          Brokers...........................................................................24
         SECTION 4.21          Accounts Receivable...............................................................24
         SECTION 4.22          Bank Accounts.....................................................................24
         SECTION 4.23          Inventory.........................................................................24
         SECTION 4.24          Suppliers.........................................................................25
         SECTION 4.25          Product Liability.................................................................25
         SECTION 4.26          Insurance.........................................................................25
         SECTION 4.27          No Other Representations or Warranties............................................25

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................................26

         SECTION 5.1           Authority.........................................................................26
         SECTION 5.2           Organization......................................................................26
         SECTION 5.3           Conflicts.........................................................................26
         SECTION 5.4           Consents, Approvals, Etc..........................................................27
         SECTION 5.5           Litigation and Governmental Orders................................................27
         SECTION 5.6           Solvency..........................................................................27
         SECTION 5.7           Financing.........................................................................28
         SECTION 5.8           Due Diligence Investigation.......................................................28
         SECTION 5.9           Brokers...........................................................................28
         SECTION 5.10          No Prior Activities...............................................................28

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF THE EQUITYHOLDERS..................................................28

         SECTION 6.1           Authorization.....................................................................28
         SECTION 6.2           Ownership.........................................................................28

ARTICLE VII. ADDITIONAL AGREEMENTS...............................................................................29

         SECTION 7.1           No Solicitation...................................................................29
         SECTION 7.2           Conduct of the Company Prior to the Effective Time................................29
         SECTION 7.3           Access to Information.............................................................31
         SECTION 7.4           Confidentiality...................................................................31
         SECTION 7.5           Efforts; Consents; Regulatory and Other Authorizations............................31
         SECTION 7.6           Further Action....................................................................32
         SECTION 7.7           Indemnification; Directors' and Officers' Insurance...............................32
         SECTION 7.8           Employee Benefit Matters..........................................................33
         SECTION 7.9           Provision Respecting Legal Representation.........................................34
         SECTION 7.10          Transfer Taxes....................................................................34
         SECTION 7.11          Disclosure Schedules; Supplementation and Amendment of Schedules..................34
         SECTION 7.12          Continued Association with the Company............................................34
         SECTION 7.13          Letters of Credit.................................................................34
         SECTION 7.14          Code Section 280G Matters.........................................................34
         SECTION 7.15          Drag-Along Rights.................................................................35
         SECTION 7.16          Payment of Closing Debt and Unpaid Company Transaction Expenses...................35

ARTICLE VIII. CONDITIONS TO CLOSING..............................................................................35

         SECTION 8.1           Conditions to Obligations of the Company..........................................36

ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER....................................................................37

         SECTION 9.1           Termination.......................................................................37
         SECTION 9.2           Effect of Termination.............................................................38

ARTICLE X. INDEMNIFICATION.......................................................................................38

         SECTION 10.1          Survival of Representations.......................................................38
         SECTION 10.2          Right to Indemnification..........................................................38
         SECTION 10.3          Limitations on Liability..........................................................39
         SECTION 10.4          Defense of Third-Party Claims.....................................................40
         SECTION 10.5          Limitation on Damages.............................................................41
         SECTION 10.6          Characterization of Indemnification Payments......................................41
         SECTION 10.7          Allocation of Certain Indemnification Obligations; Special Payment................41

ARTICLE XI. GENERAL PROVISIONS...................................................................................42

         SECTION 11.1          Equityholders' Representative.....................................................42
         SECTION 11.2          Expenses..........................................................................43
         SECTION 11.3          Costs and Attorneys' Fees.........................................................43
         SECTION 11.4          Notices...........................................................................43
         SECTION 11.5          Public Announcements..............................................................44
         SECTION 11.6          Interpretation....................................................................45
         SECTION 11.7          Severability......................................................................45
         SECTION 11.8          Entire Agreement..................................................................45
         SECTION 11.9          Assignment........................................................................45
         SECTION 11.10         No Third-Party Beneficiaries......................................................45
         SECTION 11.11         Waivers and Amendments............................................................46
         SECTION 11.12         Governing Law; Consent to Jurisdiction............................................46
         SECTION 11.13         Waiver of Jury Trial..............................................................46
         SECTION 11.14         Exclusivity of Representations and Warranties.....................................47
         SECTION 11.15         Equitable Remedies................................................................47
         SECTION 11.16         Counterparts......................................................................47


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                                    EXHIBITS

Exhibit A         - Certificate of Merger

Exhibit B         - Escrow Agreement


                                    SCHEDULES

Schedule 1.1(a)   - Company Debt

Schedule 1.1(b)   - Closing Net Working Capital Amount

Schedule 1.1(c)   - Transaction Tax Benefit Schedule

                          AGREEMENT AND PLAN OF MERGER
         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 13, 2007 by and among Kellwood Company, a Delaware corporation ("Parent"), Newkell V, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Hanna Andersson Corporation, a Delaware corporation (the "Company"), and Castanea Partners, Inc., a Delaware corporation, as the Equityholders' Representative.

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that the merger of Merger Sub with and into the Company (the "Merger") is advisable and in the best interests of their respective stockholders, and such Boards of Directors have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock, par value $0.01 per share of the Company (the "Company Common Stock"), Series A-1 Preferred Stock, par value $0.01 per share of the Company (the "Series A-1 Preferred Stock"), Series A-2 Preferred Stock, par value $0.01 per share of the Company (the "Series A-2 Preferred Stock"), Series A-3 Preferred Stock, par value $0.01 per share of the Company (the "Series A-3 Preferred Stock"), and Series A-4 Preferred Stock, par value $0.01 per share of the Company (the "Series A-4 Preferred Stock" and, together with the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock, the "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time, other than shares owned or held directly or indirectly by Parent or the Company and other than Dissenting Shares, shall be converted into the right to receive the consideration set forth in this Agreement;

         WHEREAS, as a condition and an inducement to Parent and Merger Sub entering into this Agreement, Philip J. Iosca, Castanea Family Investments LLC, Castanea Family Holdings LLC, Castanea Partners Fund II, L.P. and Dorset Capital, L.P. have entered into a Voting Agreement with Parent (the "Voting Agreement"), pursuant to which each such Equityholder has agreed to vote all of their respective Company Common Stock and Company Preferred Stock in favor of this Agreement and the Merger.

         WHEREAS, immediately following the execution and delivery of this Agreement, the respective Boards of Directors of Merger Sub and the Company shall present this Agreement for adoption by the respective stockholders of Merger Sub and the Company, and such stockholders shall adopt this Agreement, thereby approving the Merger and the other transactions contemplated by this Agreement; and

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also prescribe various conditions to the transactions contemplated by this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Acquisition Proposal" means, with respect to a party, any offer or proposal, relating to any transaction or a series of related transactions involving: (i) any purchase or acquisition by any Person or "group" (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, in the rules and regulations promulgated thereunder) of more than fifteen percent (15%) interested in the total outstanding voting securities of such party or any tender offer or exchange offer or other proposed acquisition of voting securities of such party that, if consummated, would result in any Person or "group" beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of such party, (ii) any merger, consolidation, business combination or similar transaction in which the stockholders of such party immediately preceding such transaction hold, directly or indirectly, less than eighty-five percent (85%) of the equity interest in the surviving entity or resulting entity of such transaction or in any parent entity immediately following such transaction, (iii) any purchase from such party of more than a fifteen percent (15%) interest in the total outstanding voting securities of such party or the granting or issuance of rights to acquire more than a fifteen percent (15%) interest in the total outstanding voting securities of such party, including pursuant to options, warrants or similar rights to purchase voting securities or the issuance of debt or other instruments convertible, exchangeable or exercisable for voting securities of such party, (iv) any sale, lease (other than in the ordinary course of business), transfer, distribution, acquisition or disposition of more than fifteen percent (15%) of the assets of such party (including its subsidiaries taken as whole), or (v) liquidation or dissolution of such party (provided, however, that the transactions contemplated hereby shall not be deemed an Acquisition Proposal in any case).

                  "Action" means any claim, action, suit or proceeding, arbitral action, governmental inquiry, criminal prosecution or other investigation as to which written notice has been provided to the applicable party.

                  "Affiliate" means, when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

                  "Aggregate Exercise Price" means the sum of all of the exercise prices for outstanding Company Options that are exercisable at the Effective Time multiplied by the number of shares of Company Common Stock for which such Company Options are exercisable at each such exercise price.

                  "Ancillary Document" means the Escrow Agreement, the Company Closing Certificate, the FIRPTA Certificate and the Letter of Direction.

                  "Applicable Percentage" means, with respect to any Equityholder, a ratio, expressed as a percentage (rounded to four decimal places), equal to (x) the sum of (i) the aggregate number of shares of Company Common Stock held by such holder immediately prior to the Effective Time, plus
(ii) the aggregate number of shares of Company Common Stock issuable upon the exercise in full of all outstanding Company Options of such holder that are exercisable immediately prior to the Effective Time, plus (iii) the aggregate number of shares of Company Common Stock held by such holder issuable upon the conversion of all shares of Company Preferred Stock held by such holder, divided by (y) the Fully Diluted Common Number.

                  "Business" means the business and operations of the Company, as conducted as of the date of this Agreement by the Company.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York or Portland, Oregon.

                  "Cash" means cash and Cash Equivalents determined in accordance with GAAP, using the policies, conventions, methodologies and procedures used by the Company in preparing the Company Financial Statements and for avoidance of doubt shall be calculated net of checks, drafts or other items issued, but shall include deposits made but that have not cleared the bank.

                  "Cash Equivalents" means investment securities with original maturities of ninety (90) days or less and credit card receivables that are readily collectible into cash.

                  "CIBC" means CIBC World Markets Corp.

                  "Closing Cash" means the aggregate amount of all Cash of the Company as of the close of business on the day immediately preceding the Closing Date.

                  "Closing Debt" means the aggregate principal amount of, and accrued interest on, all Debt of the Company as of the close of business on the day immediately preceding the Closing Date. Schedule 1.1(a) sets forth the Closing Debt as if the Closing occurred on the day after the Balance Sheet Date.

                  "Closing Net Working Capital Amount" means (i) the aggregate dollar amount of all assets properly characterized as current assets of the Company under GAAP (but excluding Cash and prepaid Company Transaction Expenses and the Transaction Tax Benefit), less (ii) the aggregate dollar amount of all liabilities properly characterized as current liabilities of the Company under GAAP (but excluding Closing Debt, Unpaid Company Transaction Expenses and accrued interest), in the case of each of clause (i) and clause (ii), as of the close of business on the day immediately preceding the Closing Date. Schedule 1.1(b) sets forth the Closing Net Working Capital Amount as if the Closing occurred on the Balance Sheet Date.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company Capital Stock" means the Company Common Stock and the Company Preferred Stock.

                  "Company Employee" means each employee of the Company.

                  "Company Option Plan" means the Hanna Andersson Corporation 2001 Stock Option Plan.

                  "Company Options" means all outstanding options to purchase or otherwise acquire shares of Company Common Stock, whether vested or unvested, granted pursuant to the Company Option Plan or pursuant to individual stock option agreements.

                  "Company Transaction Expenses" means (i) the fees and disbursements payable by the Company to CIBC referenced in Section 4.20; (ii) the fees and disbursements payable to legal counsel or accountants of the Company that are payable by the Company in connection with the transactions contemplated by this Agreement; (iii) $100,000, such amount to be delivered to the Equityholders' Representative to cover expenses; and (iv) all other miscellaneous expenses or costs, in each case, incurred by the Company in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing clauses (ii) and (iv) shall not include any fees, expense or disbursements incurred by Parent, or by the Surviving Corporation which are on behalf of Parent, including without limitation, the advisory fee payable to J.P. Morgan Securities, Inc. and the fees and expenses of Parent's attorneys, accountants and other advisors.

                  "Confidentiality Agreement" means the letter agreement between CIBC and Parent, dated as of March 15, 2007.

                  "Contract" means any legally binding contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage or other arrangement, whether written or oral.

                  "Damages" means any out of pocket liabilities, losses, damages, penalties, fines, costs or expenses (including reasonable attorneys fees and expenses), but excluding any special, indirect, consequential, exemplary and punitive damages and any damages associated with any lost profits or lost opportunities.

                  "Debt" means, without duplication, both the current and long-term portions of any amount owed (including unpaid interest thereon and all penalties, fees or expenses associated with the prepayment of any Debt) (i) in respect of borrowed money or with respect to deposits or advances of any kind,
(ii) in respect of capitalized lease obligations, (iii) all obligations under interest rate or currency hedging transactions (valued at the termination value thereof), (iv) any loans or notes payable to any officer, director or Equityholder or any Affiliate or family member thereof, and (v) guarantees of obligations of the type described in clauses (i) through (iv); provided, however, that notwithstanding the foregoing, Debt shall not be deemed to include any accounts payable incurred in the ordinary course of business or any obligations under open letters of credit.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or other similar rights), defect of title or other similar encumbrance.

                  "Environmental Law" means any Law pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), or any other environmental matter as in effect as of the date of this Agreement.

                  "Equityholder" means any holder of Company Capital Stock or Company Options that is entitled to receive Per Share Merger Consideration or an Option Payment under Section 2.6 or Section 2.7 and that has not perfected its appraisal rights pursuant to Section 3.2.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

                  "Fully Diluted Common Number" shall equal (i) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) the aggregate number of shares of Company Common Stock issuable upon the exercise in full of all outstanding Company Options that are exercisable at the Effective Time, plus (iii) the aggregate number of shares of Company Common Stock issuable upon the conversion of all Company Preferred Stock issued and outstanding immediately prior to the Effective Time, less (iv) the aggregate number of shares of Company Common Stock to be cancelled at the Effective Time pursuant to Section 2.6(a).

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Governmental Authority" means any government, any governmental entity, commission, board, agency or instrumentality, and any court, tribunal or judicial body, whether federal, state, county, local or foreign.

                  "Governmental Order" means any order, judgment, injunction or decree issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

                  "Hazardous Material" means any material or substance that is prohibited or regulated by any Environmental Law as of the date of this Agreement.

                  "Hazardous Materials Activity" means the handling, transportation, transfer, recycling, storage, use, treatment, investigation, removal, remediation, release, exposure of others to, or distribution of any Hazardous Material.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

                  "IRS" means the United States Internal Revenue Service, and any successor agency thereto.

                  "Knowledge of the Company" or "known to the Company" and any other phrases of similar import means, with respect to any matter in question relating to the Company, the actual knowledge after due inquiry of Philip Iosca, Adam Stone, Laura McCue, Jackie Ardrey and Johann Olivier.

                  "Law" means any federal, state, county, local or foreign statute, law, ordinance, Governmental Order or regulation or code of any Governmental Authority of competent jurisdiction.

                  "Liability" means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

                  "Material Adverse Effect" means any change or effect, taken alone or in conjunction with other changes and effects, that is, or would reasonably be expected to be, materially adverse to (a) the business, operations, assets, financial condition or results of operations of the Company or (b) the ability of the Company or the Equityholders to perform their obligations under, or consummate the transactions contemplated by this Agreement (without reference to the ability of the Company to obtain any necessary consents from third parties); provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and no change or effect arising from or attributable or relating to any of the following shall be taken into account in determining whether there has been a Material Adverse
Effect: (i) the negotiation (including activities relating to due diligence), execution, delivery, public announcement or pendency of this Agreement or any of the transactions contemplated herein or any actions taken in compliance herewith, including the impact thereof on the relationships of the Company with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the Company has any relationship;
(ii) conditions, that do not have a materially disproportionate impact on the Company or its business in relation to other companies or businesses, affecting the industries in which the Company operates or participates, the U.S. economy or financial markets or any foreign markets or any foreign economy or financial markets in any location where the Company has material operations or sales;
(iii) compliance with the terms of, or the taking of any action required by, this Agreement, or otherwise taken with the consent of Parent; (iv) any breach by Parent or Merger Sub of this Agreement or the Confidentiality Agreement; (v) the taking of any action by Parent or any of Parent's Subsidiaries; (vi) any change in GAAP or applicable Laws (or interpretation thereof) that does not have a materially disproportionate impact on the Company or its business in relation to other companies or businesses in the industries in which the Company operates or participates; (vii) any item or items set forth in the Company Disclosure Schedule; or (viii) any action required to be taken under applicable Laws, including any actions taken or required to be taken by the Company in order to obtain any approval or authorization for the consummation of the Merger under applicable antitrust or competition Laws.

                  "Permit" means any license, franchise or permit with any Governmental Authority required by applicable Law for the operation of the Business.

                  "Permitted Encumbrances" means (i) all statutory or other liens for current Taxes or assessments which are not yet due and payable or Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) all landlords', workmen's, repairmen's, warehousemen's and carriers' liens and other similar liens imposed by Law and incurred in the ordinary course of business for sums not yet due or that are being contested in good faith or for which lien releases are in process; (iii) all Governmental Orders set forth on the Company Disclosure Schedule; (iv) all pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation; (v) Encumbrances that will be released and discharged at or prior to the Closing; and (vi) all other liens and mortgages, covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which do not materially detract from the value of, or materially interfere with, the present use and enjoyment of the asset or property subject thereto or affected thereby.

                  "Person" means any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

                  "Proprietary Rights" means collectively, (i) all trademarks, service marks, trade dress, logos, trade names and corporate names, copyrights and URL and domain names (whether registered, unregistered or existing at common law) and the goodwill associated therewith, and registrations and applications for registration thereof; (ii) all trade secrets, know-how and confidential or proprietary information of any kind or nature; and (iii) licenses and rights to use any of the foregoing.

                  "Related Party" means: (i) each Person who owns beneficially or of record at least 5% of the outstanding Company Capital Stock; (ii) each individual who is an officer or director of the Company; (iii) each family member or Affiliate of any of the Persons referred to in clauses (i) or (ii) above; (iv) any trust or other Person (other than the Company) in which any one of the individuals referred to in clauses (i), (ii) and (iii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

                  "Subsidiary" means with respect to any entity, that such entity shall be deemed to be a "Subsidiary" of another Person if such other Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity's board of directors or other governing body, or (b) at least a majority of the outstanding equity interests of such entity.

                  "Targeted Net Working Capital Amount" means $11,645,000.

                  "Tax" or "Taxes" means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including income, estimated income, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes.

                  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, election, estimated Tax filing, claim for refund or other document (including any attachments thereto and amendments thereof) filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority with respect to any Tax.

                  "Technology" means tangible embodiments of Proprietary Rights, including know-how and works of authorship.

                  "Transaction Tax Benefit" is defined in, and shall be calculated in accordance with, the "Transaction Tax Benefit Schedule" attached as Schedule 1.1(c).

                  "Transfer Taxes" means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (including any real property or leasehold interest transfer tax and any similar Tax).

                  "Unpaid Company Transaction Expenses" means Company Transaction Expenses, but only to the extent they have not been paid by the Company in Cash on or prior to the close of business on the day immediately preceding the Closing Date and have, accordingly, not reduced the Closing Cash.

SECTION 1.2 Certain Additional Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

             Term                                                    Section
             Accounting Firm                                         2.8(c)
             Adjustment Escrow Fund                                  3.1
             Agreement                                               Preamble
             Alternative Financing                                   7.12
             Balance Sheet Date                                      4.6
             Certificate of Merger                                   2.4
             Closing                                                 2.3
             Closing Balance Sheet                                   2.8(b)
             Closing Date                                            2.3
             Closing Date Schedule                                   2.8(b)
             Company                                                 Preamble
             Company Benefit Plans                                   4.16(a)
             Company Bylaws                                          4.2
             Company Certificate of Incorporation                    4.2
             Company Certificates                                    3.1(a)
             Company Common Stock                                    Recitals
             Company Disclosure Schedule                             Article IV
             Company Financial Statements                            4.6
             Company Indemnified Parties                             7.7(a)
             Company Pre-Closing Certificate                         2.8(a)
             Company Preferred Stock                                 Recitals
             Company Representatives                                 7.1(a)
             Company Stockholder Meeting/Consent                     7.5(c)
             Continuing Employees                                    7.8(b)
             Current Balance Sheet                                   4.6
             Dispute Notice                                          2.8(c)
             Dissenting Shares                                       3.2
             Effective Time                                          2.4
             Employee Benefits                                       7.8(b)
             Environmental Notice                                    9.1
             Equityholders' Representative                           11.1(a)
             Escrow Agent                                            3.1(a)
             Escrow Agreement                                        3.1(a)
             Escrow Fund                                             3.1(a)
             Estimated Closing Cash                                  2.8(a)
             Estimated Closing Debt                                  2.8(a)
             Estimated Net Working Capital Amount                    2.8(a)
             Estimated Transaction Tax Benefit                       2.8(a)
             Estimated Unpaid Company Transaction Expenses           2.8(a)
             Expert Calculations                                     2.8(c)
             Expiration Date                                         10.1
             Financing                                               5.7
             FIRPTA Certificate                                      8.2(g)
             Fundamental Representation                              10.1
             Holder Group                                            7.9
             Indemnitee                                              10.4(a)
             Indemnitor                                              10.4(a)
             Indemnity Escrow fund                                   3.1
             Insurance                                               4.27
             Leased Real Property                                    4.13(a)
             Letter of Direction                                     7.16
             Listed Contract                                         4.15(a)
             Merger                                                  Recitals
             Merger Consideration                                    2.6(b)
             Merger Sub                                              Preamble
             Optionholder                                            2.7(a)
             Option Payment                                          2.7(a)
             Parent                                                  Preamble
             Parent Subsidiaries                                     5.5
             Per Share Common Merger Consideration                   2.6(b)
             Per Share Merger Consideration                          2.6(c)
             Per Share Preferred Merger Consideration                2.6(c)
             Phase I Studies                                         9.1
             Pre-2005 Indemnified Stockholders                       10.7
             Pre-2005 Stockholders                                   10.7
             Pre-Closing Period                                      7.2(a)
             Recommendations                                         4.1
             Required Company Stockholder Vote                       4.1
             Review Period                                           2.8(c)
             Series A-1 Preferred Stock                              Recitals
             Series A-2 Preferred Stock                              Recitals
             Series A-3 Preferred Stock                              Recitals
             Series A-4 Preferred Stock                              Recitals
             Solvent                                                 5.6
             Special Allocated Loss                                  10.7
             Stockholders Agreement                                  4.3
             Surviving Corporation                                   2.1
             Third-Party Claim                                       10.4(a)
             Voting Agreement                                        Recitals


                                  ARTICLE II.
                                   THE MERGER

SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

SECTION 2.2 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

SECTION 2.3 Closing(a) . The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California on the third (3rd) Business Days) after the satisfaction or waiver of the conditions set forth in Article VIII (such date hereinafter, the "Closing Date").

SECTION 2.4 Effective Time. Contemporaneously with or as promptly as practicable after the Closing, Parent and the Company shall cause to be filed with the Secretary of State of the State of Delaware a properly executed certificate of merger conforming to the requirements of the DGCL and in the form attached hereto as Exhibit A, executed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger"). The Merger shall become effective when the Certificate of Merger is accepted for recording by the Secretary of State of the State of Delaware (the "Effective Time").

SECTION 2.5 Certificate of Incorporation and Bylaws; Directors and Officers.

(a) At the Effective Time and without any further action on the part of the Company or Merger Sub, the Company Certificate of Incorporation shall be amended to read in its entirety as the certificate of incorporation of Merger Sub reads as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law, provided, that such certificate of incorporation shall reflect as of the Effective Time "Hanna Andersson Corporation" as the name of the Surviving Corporation. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Certificate of Incorporation and applicable Law.

(b) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be.

(c) The officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be.

SECTION 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock or any shares of capital stock of Merger Sub:

(a) Each share of Company Capital Stock that is held in the treasury of the Company and each share of Company Capital Stock owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent shall be canceled and retired and no consideration shall be delivered in exchange therefor.

(b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 2.6(a) and other than Dissenting Shares) shall be converted at the Effective Time into the right to receive an amount in cash, without interest, equal to the quotient of (i) (1) $175,000,000 (the "Merger Consideration"), plus (2) the Closing Cash, plus (3) the Aggregate Exercise Price, plus (4) the Transaction Tax Benefit, plus (5) the amount, if any, by which the Estimated Net Working Capital Amount exceeds the Targeted Net Working Capital Amount, less the sum of (x) Unpaid Company Transaction Expenses, plus (y) all Closing Debt, plus (z) the amount, if any, by which the Targeted Net Working Capital Amount exceeds the Estimated Net Working Capital Amount, divided by (ii) the Fully Diluted Common Number (such result, the "Per Share Common Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a Company Certificate representing any such shares of Company Common Stock, as applicable, shall cease to have any rights with respect thereto, except the right to receive the Per Share Common Merger Consideration with respect to such shares of Company Common Stock.

(c) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted at the Effective Time into the right to receive an amount in cash (adjusted to the nearest one-hundredth of a cent), without interest, equal to (i) the number of shares of Company Common Stock into which such share of Company Preferred Stock would have been convertible immediately prior to the Effective Time, multiplied by (ii) the Per Share Common Merger Consideration (the "Per Share Preferred Merger Consideration," and together with the Per Share Common Merger Consideration, the "Per Share Merger Consideration")). All such shares of Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a Company Certificate representing any such shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Preferred Merger Consideration with respect to such shares of Company Preferred Stock.

(d) Each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become as of the Effective Time one (1) fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

SECTION 2.7       Treatment of Company Options.

                  (a) Vested Company Options. At the Effective Time, each Company Option that is vested and that has not been exercised prior to the Effective Time shall be cancelled in consideration of payment to the holder thereof (each, an "Optionholder") of an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock issuable upon the exercise of each unexercised vested Company Option held by such Optionholder as of immediately prior to the Effective Time, by (ii) the excess, if any, of (x) the Per Share Common Merger Consideration less (y) the exercise price per share of such Company Option (such amount an "Option Payment"). The Company shall take all necessary actions, including providing any required notice to Optionholders, necessary to effect the transactions described in this Section 2.7(a) pursuant to the terms of the Company Option Plan and any agreement evidencing a vested Company Option.

                  (b) Unvested Company Options. Each unvested Company Option shall be deemed vested as of the Effective Time and shall be treated as a vested Company Option in accordance with Section 2.7(a).

SECTION 2.8       Post-Closing Merger Consideration Adjustment.

                  (a) Estimated Merger Consideration. Not later than three Business Days before the Closing, the Company shall deliver to Parent and the Equityholders' Representative a certificate of the Company (the "Company Pre-Closing Certificate") executed on its behalf by the Chief Financial Officer of the Company that sets forth in reasonable detail the Company's estimates of the Company Net Working Capital Amount (the "Estimated Net Working Capital Amount"), Closing Cash ("Estimated Closing Cash"), Closing Debt ("Estimated Closing Debt") and Unpaid Company Transaction Expenses ("Estimated Unpaid Company Transaction Expenses"), along with the supporting detail therefor, such estimates to be prepared in accordance with GAAP, using the policies, conventions, methodologies and procedures used by the Company in preparing the Company Financial Statements, and the Company's estimate of the Transaction Tax Benefit ("Estimated Transaction Tax Benefit") along with supporting detail therefor, such estimate to be prepared in accordance with the Transaction Tax Benefit Schedule. Prior to Closing, the Company and Parent shall cooperate in good faith to agree upon the calculation of the Estimated Net Working Capital Amount, Estimated Closing Cash, Estimated Closing Debt, Estimated Transaction Tax Benefit and Estimated Unpaid Company Transaction Expenses upon which the Per Share Merger Consideration to be paid at Closing shall be based; provided, that, if the Company and Parent are unable to agree as to any item set forth on the Company Pre-Closing Certificate, then the amount set forth as the Estimated Net Working Capital Amount, Estimated Closing Cash, Estimated Closing Debt, Estimated Transaction Tax Benefit or Estimated Unpaid Company Transaction Expenses, as applicable, on the Company Pre-Closing Certificate shall be an estimate of Estimated Net Working Capital Amount, Estimated Closing Cash, Estimated Closing Debt, Estimated Transaction Tax Benefit or Estimated Unpaid Company Transaction Expenses, as applicable, agreed to by the parties.

                  (b) Calculation. As promptly as practicable, but in no event later than 45 days following the Closing Date, the Surviving Corporation shall, at its expense, (i) cause to be prepared, in accordance with GAAP, using the policies, conventions, methodologies and procedures used by the Company in preparing the Company Financial Statements, an unaudited balance sheet of the Company on or prior to the close of business on the day immediately preceding the Closing Date, but which shall not reflect the transactions occurring at the Closing (the "Closing Balance Sheet"), together with a statement (the "Closing Date Schedule") setting forth in reasonable detail the Surviving Corporation's calculation of the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses and (ii) deliver to the Equityholders' Representative the Closing Balance Sheet and the Closing Date Schedule, together with a certificate of the Surviving Corporation executed on its behalf by its Chief Financial Officer confirming that the Closing Balance Sheet and the Closing Date Schedule were properly prepared in good faith and in accordance with GAAP, using the policies, conventions, methodologies and procedures used by the Company in preparing the Company Financial Statements and that the Transaction Tax Benefit was calculated in accordance with the Transaction Tax Benefit Schedule.

                  (c) Review; Disputes.

                           (i) From and after the Effective Time, the Surviving
Corporation shall provide the Equityholders' Representative and any accountants or advisors retained by the Equityholders' Representative with full access to the books and records of the Surviving Corporation for the purposes of: (A) enabling the Equityholders' Representative and its accountants and advisors to calculate, and to review the Surviving Corporation's calculation of, the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses; and (B) identifying any dispute related to the calculation of any of the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses in the Closing Date Schedule.

                           (ii) If the Equityholders' Representative disputes
the calculation of any of the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit or Unpaid Company Transaction Expenses set forth in the Closing Date Schedule, then the Equityholders' Representative shall deliver a written notice (a "Dispute Notice") to the Surviving Corporation and the Escrow Agent at any time during the 40-day period commencing upon receipt by the Equityholders' Representative of the Closing Balance Sheet, the Closing Date Schedule and the related certificate of the Surviving Corporation's Chief Financial Officer, all as prepared by the Surviving Corporation in accordance with the requirements of Section 2.8(b) (subject to extension for any period of inadequate access to the underlying records) (the "Review Period"). The Dispute Notice shall set forth the basis for the dispute of any such calculation in reasonable detail.

                           (iii) If the Equityholders' Representative does not
deliver a Dispute Notice to the Surviving Corporation prior to the expiration of the Review Period, the Surviving Corporation's calculation of the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses set forth in the Closing Date Schedule shall be deemed final and binding on Parent, the Surviving Corporation, the Equityholders' Representative and the Equityholders for all purposes of this Agreement.

                           (iv) If the Equityholders' Representative delivers a
Dispute Notice to the Surviving Corporation prior to the expiration of the Review Period, then the Equityholders' Representative and the Surviving Corporation shall use commercially reasonable efforts to reach agreement on the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses. If the Equityholders' Representative and the Surviving Corporation are unable to reach agreement on the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses within 30 days after the end of the Review Period, either party shall have the right to refer such dispute to an independent accountant of national standing reasonably acceptable to Parent and Equityholders' Representative (such firm, or any successor thereto, being referred to herein as the "Accounting Firm") after such 30th day. In connection with the resolution of any such dispute by the Accounting Firm: (i) each of the Surviving Corporation and the Equityholders' Representative shall have a reasonable opportunity to meet with the Accounting Firm to provide their views as to any disputed issues with respect to the calculation of any of the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses; (ii) the Accounting Firm shall determine the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses in accordance with the terms of this Agreement within 30 days of such referral and upon reaching such determination shall deliver a copy of its calculations (the "Expert Calculations") to the Equityholders' Representative, Surviving Corporation and the Escrow Agent; and (iii) the determination made by the Accounting Firm of the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses shall be final and binding on Parent, the Surviving Corporation, the Equityholders' Representative and the Equityholders for all purposes of this Agreement, absent manifest error. In calculating the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses, the Accounting Firm (i) shall be limited to addressing any particular disputes referred to in the Dispute Notice and (ii) such calculation shall, with respect to any disputed item, be no greater than the higher amount calculated by the Equityholders' Representative or the Surviving Corporation, and no lower than the amount calculated by the Equityholders' Representative or the Surviving Corporation, as the case may be. The Expert Calculations shall reflect in detail the differences, if any, between the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses reflected therein and the Closing Net Working Capital Amount, Closing Cash, Closing Debt, Transaction Tax Benefit and Unpaid Company Transaction Expenses set forth in the Closing Date Schedule. The fees and expenses of the Accounting Firm shall be borne equally by the Surviving Corporation and the Equityholders' Representative.

                  (d) Payment Upon Final Determination of Adjustments.

                  (i) If (A) the sum of the Closing Net Working Capital Amount, Transaction Tax Benefit and Closing Cash, less Closing Debt and Unpaid Company Transaction Expenses, as finally estimated in accordance with Section 2.8(a), is less than (B) the sum of the Estimated Net Working Capital Amount, Estimated Transaction Tax Benefit and Estimated Closing Cash, less Estimated Closing Debt and Estimated Unpaid Company Transaction Expenses, as finally determined in accordance with Section 2.8(c), by an amount greater than $100,000 then the Surviving Corporation shall receive the amount of such deficiency (from dollar one) first from the Adjustment Escrow Fund and then, to the extent necessary, from the Indemnity Escrow Fund. For the avoidance of doubt, no payment shall be made by Escrow Agent to the Surviving Corporation in the event that such difference is not greater than $100,000.

                  (ii) If (A) the sum of the Closing Net Working Capital Amount, Transaction Tax Benefit and Closing Cash, less Closing Debt and Unpaid Company Transaction Expenses, as finally determined in accordance with Section 2.8(c), is greater than (B) the sum of the Estimated Net Working Capital Amount, Estimated Transaction Tax Benefit and Estimated Closing Cash, less Estimated Closing Debt and Estimated Unpaid Company Transaction Expenses, as finally estimated in accordance with Section 2.8(a), by an amount greater than $100,000, then the Surviving Corporation shall, no later than three Business Days after such determination (or, if such Equityholder has not exchanged such Equityholder's Company Certificates pursuant to Article III, then upon such exchange by such Equityholder), cause to be paid to each Equityholder by delivery of immediately available funds to such Equityholder an amount equal to the product of such excess (from dollar one) multiplied by such Equityholder's Applicable Percentage. For the avoidance of doubt, no payment shall be made by the Surviving Corporation to the Equityholders in the event that such difference is not greater than $100,000.

                  (iii) To the extent that any amounts remain in the Adjustment Escrow Fund after any payment to the Surviving Corporation pursuant to Section 2.8(d)(i) or to the Equityholders pursuant to Section 2.8(d)(ii), then such remaining amount multiplied by the respective Equityholders' Applicable Percentage shall immediately be released from the Adjustment Escrow Fund and paid to the respective Equityholders.

                                  ARTICLE III.
                        EXCHANGE OF COMPANY CERTIFICATES

SECTION 3.1       Exchange of Company Certificates.

(a) Payment. At the Closing, (i) each Equityholder shall deliver to the Surviving Corporation for cancellation the stock certificates and/or agreements representing such Equityholder's shares of Company Capital Stock and Company Options (collectively, such Equityholder's "Company Certificates"), (ii) Parent shall, or shall cause the Surviving Corporation to pay the aggregate amount to be paid to Equityholders pursuant to Section
   2.6 and Section 2.7 to the account or accounts designated by the Equityholders' Representative by means of a wire transfer of immediately available funds, against delivery of a duly executed letter of transmittal, in a form agreed upon by Parent and the Company prior to the execution of this Agreement, and surrender of Company Certificates for cancellation, except that the sums of $500,000 (the "Adjustment Escrow Fund") and $8,750,000 (the "Indemnity Escrow Fund," and together with the Adjustment Escrow Fund, the "Escrow Fund") shall be deducted, pro rata in proportion to each Equityholder's Applicable Percentage, from such aggregate amount and delivered to the escrow agent mutually agreed upon by the Company and Parent prior to the Closing (the "Escrow Agent") to hold in accordance with the terms of the escrow agreement to be executed at Closing by Parent, the Escrow Agent and the Equityholders' Representative in substantially the form attached hereto as Exhibit B (the "Escrow Agreement"), and (iii) Parent shall, or shall cause the Surviving Corporation to deliver the Escrow Fund to the Escrow Agent pursuant to the Escrow Agreement. Without limiting the generality of the foregoing, upon the request of Parent, the Equityholders' Representative shall appoint a payment agent to which Parent shall make a lump sum payment in satisfaction of its obligations pursuant to Section 2.6 and to facilitate the payment of Closing Debt and Company Transaction Expenses; provided, however, that all obligations pursuant to Section 2.7 shall be remitted through the Company's payroll system in accordance with
   Section 3.4.

(b) Exchange Procedures. To the extent that an Equityholder has not delivered the Company Certificates representing all of such Equityholder's shares of Company Capital Stock or Company Options as of the Closing, then, promptly after the Effective Time, the Surviving Corporation shall mail to such
   Equityholder: (i) a letter of transmittal which shall specify that the delivery of the consideration to be paid to such Equityholder under this Agreement shall be effected, and risk of loss and title to Company Capital Stock and Company Options held by such Equityholder shall pass, only upon delivery of the applicable Company Certificates and shall contain representations and warranties as to ownership and title to such Company Capital Stock or Company Options, and (ii) instructions for effecting the surrender of each Company Certificate in exchange for the amount to be paid to such Equityholder pursuant to Section 2.6 and Section 2.7. Upon surrender of a Company Certificate for cancellation to the Surviving Corporation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Certificates so surrendered shall forthwith be canceled, and the holder of the Company Certificate shall be entitled to receive in exchange therefor, subject to
   Section 3.1(a), the consideration payable to such holder pursuant to Section
   2.6 and/or Section 2.7, as the case may be, without interest thereon, as such amounts may be adjusted pursuant to Section 2.8. Until so surrendered, each outstanding Company Certificate shall be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the payments pursuant to Section 2.6 and/or Section 2.7, as such amounts may be adjusted pursuant to Section 2.8.

(c) Lost, Stolen or Destroyed Company Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and (ii) the execution and delivery to the Surviving Corporation by such Person of an indemnity agreement in customary form and substance, Parent or the Surviving Corporation shall, subject to
   Section 3.1(a), issue, in exchange for such lost, stolen or destroyed Company Certificate, the amount of cash, without interest, that such Person would have been entitled to receive had such Person surrendered such lost, stolen or destroyed Company Certificate to the Surviving Corporation pursuant to
   Section 2.6(b), Section 2.6(c), Section 2.6(d) or Section 2.7, as such amounts may be adjusted pursuant to Section 2.8.

(d) No Liability. Notwithstanding anything to the contrary in this Section 3.1, neither the Company, Parent nor the Surviving Corporation shall be liable to any Person for any amount properly paid to a public official pursuant to any abandoned property, escheat or similar Law.

SECTION 3.2 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary and subject to Section 8.2(f), if required by the DGCL, but only to the extent required thereby, shares of Company Capital Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Capital Stock who have properly exercised appraisal rights with respect thereto in accordance with the DGCL (the "Dissenting Shares") shall not be exchangeable for the right to receive the Per Share Merger Consideration, and holders of such shares of Company Capital Stock shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock in accordance with the provisions of the DGCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL; provided however the appraised value, including any interest thereon, of such shares in excess of the Per Share Merger Consideration along with all costs associated with the appraisal process (including, but not limited to, reasonable attorney fees of Parent and Merger Sub and all court costs) shall be paid from the Indemnity Escrow Fund without regard to the limitations contained in Section 10.3(b). If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Capital Stock shall thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon. The Company shall give Parent and Merger Sub prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demand.

SECTION 3.3 No Further Ownership Rights in Shares of Company Capital Stock; Closing of Company Transfer Books. At and after the Effective Time, each holder of Company Capital Stock shall cease to have any rights as a stockholder of the Company, except for, in the case of a holder of Company Capital Stock (other than shares to be cancelled pursuant to Section 2.6(a) or Dissenting Shares), the right to surrender his or her Company Certificate in exchange for payment of the Per Share Merger Consideration or, in the case of a holder of Dissenting Shares, to perfect his or her right to receive payment for his or her shares of Company Capital Stock pursuant to the DGCL, and no transfer of shares of Company Capital Stock shall be made on the stock transfer books of the Surviving Corporation. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of shares of Company Capital Stock shall thereafter be made. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided for in this Agreement.

SECTION 3.4 Withholding Rights. Parent and t(a) he Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Equityholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of state, local or foreign Tax Law (including under Section 1445 of the Code, if applicable); provided, however, that Parent or the Surviving Corporation shall notify any Equityholder from whom funds are properly withheld of the amount of such withholding. To the extent that amounts are so withheld by Parent or the Surviving Corporation in accordance with the foregoing, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Equityholder in respect of which such deduction and withholding was made by Parent or the Surviving Corporation.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Contemporaneously with the execution and delivery of this Agreement by the Company to Parent and Merger Sub, the Company shall deliver to Parent and Merger Sub a disclosure schedule with numbered sections corresponding to the relevant sections in this Agreement (the "Company Disclosure Schedule"). Any exception or qualification set forth in the Company Disclosure Schedule with respect to a particular representation, warranty or covenant contained herein shall be deemed to be an exception or qualification with respect to all other applicable representations, warranties and covenants contained in this Agreement. Nothing in the Company Disclosure Schedule is intended to broaden the scope of any representation, warranty or covenant of the Company contained in this Agreement. Subject to the exceptions and qualifications set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 4.1       Authority(a) .

(a) The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly authorized by the Board of Directors of the Company, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, other than the Required Company Stockholder Vote. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The affirmative vote or consent of (i) the holders of a majority of the shares of the outstanding Company Capital Stock voting or consenting, as the case may be, on an as-if-converted to Company Common Stock basis, (ii) the holders of a majority of the shares of the outstanding Company Series A-1 Preferred Stock and (iii) the holders of a majority of the shares of the outstanding Company Series A-3 Preferred Stock are the only votes of the holders of any Company Capital Stock necessary under the DGCL and the Company Certificate of Incorporation to adopt this Agreement (the "Required Company Stockholder Vote").

(b) The Board of Directors of the Company, at a meeting duly called and held, has unanimously duly adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interest of the Company's stockholders, (ii) approving this Agreement and the transactions contemplated hereby, including the Merger which approval satisfies in full the requirements of the DGCL that the Agreement be approved by the Company's Board of Directors, and (iii) resolving to recommend approval and adoption of this Agreement by the Company's stockholders at the Company Stockholders Meeting (the recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "Recommendations" and are subject to the right of the Board of Directors of the Company to make subsequent determinations in accordance with Section 7.5(c) below). The Company has been orally advised that all of its directors who hold Company Common Stock intend to vote in favor of the Merger.

SECTION 4.2 Organization. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on the Business in all material respects. The Company is duly qualified to do business as a foreign corporation, and is in good standing, under the Laws of each jurisdiction in which the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing, when taken together with all other failures by the Company to be so qualified or in good standing, would not have a Material Adverse Effect. True and complete copies of the Certificate of Incorporation (the "Company Certificate of Incorporation") and Bylaws (the "Company Bylaws") of the Company, each as amended and in effect as of the date of this Agreement, have been made available to Parent or its advisors. The Company has no Subsidiaries.

SECTION 4.3       Company Capital Stock.

(a) As of the date of this Agreement, the Company Capital Stock consists of 15,225,000 shares, of which 8,000,000 shares have been designated Company Common Stock and 7,225,000 shares have been designated Company Preferred Stock, of which 1,000,000 shares have been designated Series A-1 Preferred Stock, 1,657,000 shares have been designated Series A-2 Preferred Stock, 2,284,000 shares have been designated Series A-3 Preferred Stock and 2,284,000 shares have been designated Series A-4 Preferred Stock. As of the date of this Agreement, 253,740 shares of Company Common Stock, 1,000,000 shares of Series A-1 Preferred Stock, 636,650 shares of Series A-2 Preferred Stock, 2,283,581 shares of Series A-3 Preferred Stock and no shares of Series A-4 Preferred Stock have been issued and are outstanding. All such issued and outstanding shares of Company Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, the Company Certificate of Incorporation, the Company Bylaws or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with applicable federal and state securities or "blue sky" Laws. Section 4.3(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the name of each holder of shares of Company Capital Stock and the number of shares of Company Common Stock, Company Series A-1 Preferred Stock, Company Series A-2 Preferred Stock, Company Series A-3 Preferred Stock and Company Series A-4 Preferred Stock held of record by each such stockholder. There are no accrued or unpaid dividends with respect to any issued and outstanding shares of Company Capital Stock that will not be satisfied by the payment of the Merger Consideration hereunder. (b) As of the date of this Agreement, there are no outstanding options, warrants, calls, rights of conversion or other rights, agreements, arrangements or commitments of any kind or character, relating to the Company Capital Stock to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Company Capital Stock, other than outstanding Company Options representing the right to purchase an aggregate of 445,023 shares of Company Common Stock.

(c) There are (i) no rights, agreements, arrangements or commitments of any kind or character, whether written or oral, relating to the Company Capital Stock to which the Company is a party, or by which it is bound, obligating the Company to repurchase, redeem or otherwise acquire any issued and outstanding shares of Company Capital Stock, except as set forth in the Company Certificate of Incorporation; (ii) no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company and (iii) no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect to which the Company is a party with respect to the governance of the Company or the voting or transfer of any shares of Company Capital Stock, except for the Amended and Restated Stockholders and Registration Rights Agreement, dated as of December 6, 2004, by and among the Company and the stockholders listed therein (the "Stockholders Agreement").

SECTION 4.4 Conflicts. Assuming all consents, waivers, approvals, authorizations, orders, permits, declarations, filings, registrations and notifications and other actions set forth in Section 4.5 have been obtained or made, the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated by this Agreement, does not and will not (i) conflict with or result in a violation of the Company Certificate of Incorporation or Company Bylaws; (ii) conflict with or result in a violation of any Governmental Order or Law applicable to the Company or its assets or properties or (iii) result in a material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Encumbrance on any of the assets or properties of the Company pursuant to, any Contract to which the Company is a party, or by which any of the assets or properties of the Company is bound or affected, except, in the case of clauses (ii) and (iii) of this
Section 4.4, as would not have a Material Adverse Effect.

SECTION 4.5 Consents, Approvals, Etc. No consent, waiver, approval, authorization, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or other Person is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated by this Agreement, except: (i) the filing of the Certificate of Merger pursuant to the DGCL; (ii) applicable requirements, if any, under the DGCL, federal or state securities or "blue sky" Laws; (iii) such filings as may be required under the HSR Act; and (iv) where the failure to obtain such consent, waiver, approval, authorization, order or permit, or to make such declaration, filing, registrations or notification would not when taken together with all other such failures by the Company have a Material Adverse Effect.

SECTION 4.6 Financial Statements. The Company has prepared, or caused to be prepared, and made available to Parent or its advisors the audited financial statements of the Company (including the balance sheet and the related statements of income and cash flows of the Company) as of and for each of the 52-week periods ended January 28, 2007, January 29, 2006 and January 30, 2005, respectively, (the "Company Financial Statements"). Except as set forth therein, the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated therein and with each other, and present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as of the respective dates and during the respective periods indicated therein. The audited balance sheet of the Company as of January 28, 2007 shall be referred to in this Agreement as the "Current Balance Sheet" and the date thereof shall be referred to in this Agreement as the "Balance Sheet Date."

SECTION 4.7 Undisclosed Liabilities. The Company has no Liability that is of a type required to be reflected on the face of a balance sheet in accordance with GAAP, except (i) as reflected in, reserved against or disclosed in the Company Financial Statements; (ii) as incurred in the ordinary course of business since the Balance Sheet Date; (iii) for Liabilities arising from matters disclosed in the Company Disclosure Schedule; or (iv) as incurred under this Agreement or in connection with the transactions contemplated hereby.

SECTION 4.8 Certain Changes or Events. Except as contemplated by this Agreement, between the Balance Sheet Date and the date of this Agreement, there has not been, occurred or arisen:

(a) any event or condition of any kind or character that has had or would reasonably be expected to have a Material Adverse Effect;

(b) any issuance of (i) Company Capital Stock, except upon the exercise of Company Options or upon the conversion of Company Preferred Stock into Company Common Stock, or (ii) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating the Company to issue, deliver or sell any Company Capital Stock;

(c) any declaration, setting aside or payment of any dividend, or other distribution or capital return in respect of any shares of Company Capital Stock, or any redemption, repurchase or other acquisition by the Company of any shares of Company Capital Stock;

(d) any sale, assignment, transfer, lease, license or other disposition, or agreement to sell, assign, transfer, lease, license or otherwise dispose of, any of the fixed assets of the Company having a net book value, in any individual case, in excess of $50,000 or in the aggregate in excess of $250,000;

(e) any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets or otherwise) by the Company of any corporation, partnership or other business organization, or any division thereof;

(f) any material change in any method of financial or Tax accounting or financial or Tax accounting practice used by the Company, other than such changes as are required by GAAP or Tax law, as applicable;

(g) any material Tax election (including any change in election);

(h) (i) any employment, deferred compensation, severance or similar agreement entered into or amended by the Company, except any employment agreement providing for compensation of less than $100,000 per annum; (ii) any increase in the compensation payable, or to become payable, by the Company to any directors or officers of the Company; (iii) any payment of or provision for any bonus, stock option, stock purchase, profit sharing, deferred compensation, pension, retirement or other similar payment or arrangement to any director or officer of the Company; or (iv) any increase in the coverage or benefits available under any benefit plan, payment or arrangement made to, for or with such directors, officers, Company Employees, agents or representatives, other than increases, payments or provisions which are in normal amounts and are made in the ordinary course of business consistent with past practice, or which are made pursuant to a contractual obligation or are required by applicable Law; or

(i) any agreement, other than this Agreement, to take any actions specified in this Section 4.8.

SECTION 4.9       Tax Matters.

(a) All Tax Returns required to be filed by or with respect to the Company have been timely filed (taking into account applicable extensions of time to file) with the appropriate Governmental Authority, and all such Tax Returns are complete and accurate in all material respects. All Taxes with respect to taxable periods covered by such Tax Returns have been paid. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not presently file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(b) To the Knowledge of the Company, no basis exists for which any Governmental Authority may reasonably be expected to assess any additional Taxes for any period for which Tax Returns have been filed. No deficiency for any material amount of Taxes has been proposed, asserted or assessed in writing by any Governmental Authority against the Company, which remains unpaid, except for any deficiencies that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company Financial Statements and the Company Net Working Capital Amount in accordance with GAAP. There are no audits, examinations or other administrative or judicial proceedings currently ongoing or pending with respect to any Taxes of the Company. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company. The Company Disclosure Schedule lists all federal, state and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after February 1, 2004. The Company has delivered or made available to Parent correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since February 1, 2004.

(c) There are no Encumbrances, other than Permitted Encumbrances, for Taxes upon the assets of the Company.

(d) All material Taxes required to be withheld or collected by the Company have been withheld and collected and, to the extent required by Law, timely paid to the appropriate Governmental Authority.

(e) The Company is not a party to, nor has any obligation under, any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

(f) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period described in Code Section 897(c)(1)(A)(ii).

(g) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law).

(h) The Company has (i) disclosed on its federal income Tax Return all material positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662 or (ii) believes it has substantial authority for such positions.

(i) The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) and (ii) does not have any Liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(j) The unpaid Taxes of the Company do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Current Balance Sheet (rather than in any notes thereto).

(k) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Code Section 7121 (or any corresponding provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) intercompany transaction or any excess loss accounts described in Treasury Regulations under Code Section 1502; or
   (iv) installment sale or open transaction disposition made on or prior to the Closing Date.

SECTION 4.10 Litigation and Governmental Orders. As of the date of this Agreement, (i) there are no Actions pending or, to the Knowledge of the Company, threatened against the Company, any of the assets or properties of the Company, or any of the directors and officers of the Company in their capacity as directors or officers of the Company that would have a Material Adverse Effect, and (ii) the Company and its assets and properties are not subject to any Governmental Order relating specifically to the Company or any of its assets or properties.

SECTION 4.11 Compliance with Laws. The Company is conducting the Business in compliance with applicable Law, except where the failure to so comply, when taken together with all other such failures by the Company to so comply, would not have a Material Adverse Effect. Since January 1, 2005, the Company has not received any written notice, and to the Knowledge of the Company, it has not received any oral notice, from any Governmental Authority to the effect that the Company is not in material compliance with any applicable material Law.

SECTION 4.12 Permits. As of the date of this Agreement the Company has all Permits required to permit the Company to conduct the Business, except for such failures to have such Permits, when taken together with all other such failures by the Company to have such Permits, would not have a Material Adverse Effect. As of the date of this Agreement, all of the Permits held by or issued to the Company are in full force and effect, and the Company is in compliance with each such Permits held by or issued to it, except for such failures to so comply, when taken together with all other such failures by the Company to so comply, as would not have a Material Adverse Effect.

SECTION 4.13      Tangible Property.

(a) Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of each item of real property that, as of the date of this Agreement, is leased from or to a third party by the Company ("Leased Real Property"), the name of the third party lessor(s) or lessee(s) thereof, as the case may be, the date of the lease contract relating thereto and all amendments thereof. The Company has a valid and subsisting leasehold interest in all Leased Real Property leased by it, in each case free and clear of all Encumbrances, other than Permitted Encumbrances. The Company does not own any real property.

(b) The Company has valid and subsisting ownership or leasehold interests in all of the material tangible personal assets and properties used or leased for use by the Company in connection with the conduct of the Business, free and clear of all Encumbrances, other than Permitted Encumbrances.

(c) As of the date of this Agreement, there are no pending, or to the Knowledge of the Company, threatened, condemnation or similar proceedings against the Company or otherwise relating to any of the Leased Real Property and the Company has not received any written notice of the same.

SECTION 4.14      Proprietary Rights.

(a) Section 4.14(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true, correct and complete list of all registrations and applications for registration of Proprietary Rights owned by the Company as follows: (i) for each registered trademark, tradename or service mark, the application serial number or registration number thereof, if applicable, the class of goods or the description of the goods or services covered thereby, the countries in which such tradename or trademark is registered, and the expiration date for each country in which such trademark or tradename has been registered; and (ii) for each registered copyright, the number and date of registration thereof for each country in which a copyright has been registered. Each registration is in force and in good standing, and, to the Knowledge of Company, without challenge of any kind, except where the Company in its reasonable judgment has determined to let such application or registration lapse.

(b) The Company does not own any patents or patent application.

(c) The Company is the sole and exclusive owner of the Proprietary Rights listed in the Company Disclosure Schedule free and clear of any Encumbrance, other than Permitted Encumbrances, and except as set forth in the Company Disclosure Schedule, all such registrations and applications for registration of such Proprietary Rights are recorded in the name of the Company and all such Proprietary Rights are fully transferable.

(d) Except as set forth in the Company Disclosure Schedule: (i) to the Knowledge of the Company, the use of the Proprietary Rights as currently used by the Company do not infringe, dilute, misappropriate or otherwise violate the Proprietary Rights of any other Person; (ii) no action, suit, proceeding or investigation is pending and to the Knowledge of the Company the Company has not received any notice that asserts that the registered Proprietary Rights (A) interfere with, infringe upon, conflict with or otherwise violate the rights of others, (B) are being interfered with or infringed upon by others or (C) challenges the ownership by the Company of the Proprietary Rights or the validity or enforceability of any Proprietary Rights owned or used by the Company; (iii) there are no royalty, commission or similar arrangements requiring any further payment by or to the Company with respect to the Proprietary Rights; (iv) the Company has not agreed to indemnify any Person for or against any infringement of or by the Proprietary Rights, other than in the ordinary course of business; and (v) the Company has a valid right to use all enterprise systems and software currently in use by the Company. All applicable software license agreements and user numbers are current in all material respects.

SECTION 4.15      Certain Contracts.

(a) Section 4.15 of the Company Disclosure Schedule contains a true, correct and complete list of all Contracts referred to in clauses (i) through (vii), inclusive, of this Section 4.15 to which the Company is a party (each, a "Listed Contract" and, collectively, the "Listed Contracts"). True, correct and complete copies of each Listed Contract have been made available to Parent or its advisors:

(i) notes, debentures, other evidences of indebtedness, guarantees, loans, credit or financing agreements or instruments, or other Contracts for money borrowed, including any agreements or commitments for future loans, credit or financing;

(ii) employment agreements involving annual salary and guaranteed bonus payments by the Company in excess of $100,000;

(iii) leases, rental or occupancy agreements, installment and conditional sale agreements, and other Contracts affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real property involving annual payments in excess of $200,000 and which are not terminable by the Company with 30 days notice;

(iv) joint venture Contracts, partnership agreements or limited liability company agreements;

(v) Contracts explicitly requiring expenditures after the date of this Agreement in an amount in excess of $200,000 which are not terminable by the Company with 30 days notice;

(vi) Contracts between the Company, on the one hand, and any director, officer or Affiliate of the Company, on the other hand (other than employment arrangements, including stock option agreements, entered into in the ordinary course of business); and

(vii) Contracts containing covenants presently limiting, in any material respect, the freedom of the Company to compete with any Person in any line of business or in any area or territory.

(b) (i) each Listed Contract is in full force and effect and represents a legally valid and binding obligation of the Company; (ii) the Company has performed, in all material respects, all obligations required to be performed by it under each of the Listed Contracts to which it is a party; and (iii) the Company is not in material breach or violation of, or material default under, any of the Listed Contracts, nor has the Company received any written notice, and to the Knowledge of Company, it has not received any oral notice, that it has materially breached, violated or defaulted under any of the Listed Contracts.

SECTION 4.16      Employee Benefit Matters.

(a) Section 4.16(a) of the Company Disclosure Schedule contains a true, correct and complete list of each employee benefit plan (including any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by the Company, or under which current or former employees of the Company benefit (each, a "Company Benefit Plan" and, collectively, the "Company Benefit Plans"). The Company has made available to Parent and its agents and representatives copies of (i) each Company Benefit Plan, including schedules and financial statements attached thereto; (ii) the most recent annual report (Form 5500) filed with the IRS with respect to each such Company Benefit Plan; (iii) each trust agreement and any other material written agreement relating to each such Company Benefit Plan; (iv) the most recent summary plan description for each such Company Benefit Plan for which a summary plan description is required, together with any summary of material modifications thereto and (v) the most recent determination letter issued by the IRS with respect to any such Company Benefit Plan qualified under Section 401(a) of the Code. No Company Benefit Plan is subject to Title IV of ERISA or is a multiemployer plan as defined in Section 3(37) of ERISA.

(b) Each Company Benefit Plan is in compliance in all material respects with the applicable requirements of ERISA and the Code and no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Company Benefit Plan could be subject to any material liability under the terms of such Company Benefit Plans, ERISA, the Code or any other material applicable Law other than in the ordinary course. There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by the IRS or any other Governmental Authority with respect to any Company Benefit Plan (other than routine claims for benefits in the normal course).

(c) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code either is a prototype plan or has received a determination letter from the IRS that it is so qualified, and to the Knowledge of the Company no fact or event has occurred since the date of such determination letter that could materially adversely affect the qualified status of any such Company Benefit Plan.

(d) For purposes of this Section 4.16, any reference to the Company shall be deemed to refer also to any entity which is under common control or affiliated with the Company within the meaning of Section 4001 of ERISA and/or Section 414 of the Code.

SECTION 4.17 Labor Matters(a) . The Company is not a party to any labor agreement with respect to its employees with any labor organization, group or association, nor, to the Knowledge of the Company, have there been any attempts to organize the employees of the Company during the one (1) year period prior to the date of this Agreement. As of the date of this Agreement, there is no labor strike, labor disturbance or work stoppage pending against the Company and to the Knowledge of Company, none is threatened or pending. Within the past year, the Company has not incurred any liability or obligation under the Workers Adjustment and Retraining Notification Act or any other similar state or local law that remains unsatisfied.

SECTION 4.18 Environmental Matters. Except for such violations, activities and Actions as would not have a Material Adverse Effect, (i) no Hazardous Material is present at any of the real property leased by the Company in violation of any applicable Environmental Law; (ii) the Company has not engaged in any Hazardous Materials Activity in violation of any applicable Environmental Law; and (iii) no Action is pending or has been threatened against the Company concerning any of the Hazardous Materials Activities of the Company, or Hazardous Materials Activity on any of the real property leased by the Company.

SECTION 4.19 Related Party Transactions. No Related Party (i) has any direct or indirect interest in any material asset used in or otherwise relating to the Business, (ii) has entered into any material Contract, transaction or business dealing involving the Company, (iii) is competing with the Company or (iv) has any claim or right against the Company (other than rights to receive compensation for services performed as an officer, director or employee of the Company). Except as disclosed in the Company Disclosure Schedule, none of the Contracts between the Company on the one hand, and any Equityholder or Affiliates thereof, on the other hand, will continue in effect subsequent to the Closing, and all obligations of the Company thereunder will have been satisfied.

SECTION 4.20 Brokers. Except for CIBC, which is entitled to certain advisory fees in connection with this Agreement and the transactions contemplated by this Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of the Company or any Equityholder.

SECTION 4.21 Accounts Receivable. No receivables of the Company are subject to any prior assignment, claim, lien or security interest.

SECTION 4.22 Bank Accounts. The Company Disclosure Schedule contains an accurate and complete list of the names and addresses of all banks and financial institutions in which the Company has an account, lock box or other arrangement for the collection of accounts receivable with the names of all persons authorized to draw thereon or with access thereto.

SECTION 4.23 Inventory. All inventories reflected in the Financial Statements are, and on the Closing Balance Sheet will consist of inventories of the kind and quality regularly and currently used in the business in the ordinary course of business consistent in all material respects with past practices. All inventories disposed of subsequent to the Balance Sheet Date, have been disposed of only in the ordinary course of business and at prices and under terms that are normal and consistent with past practice. The Company does not hold title to any inventory held by others, except inventory in transit in the ordinary course of business.

SECTION 4.24      Suppliers.

(a) All sales contracts and orders with suppliers were entered into by or on behalf of the Company and were entered into in the ordinary course of business for usual quantities and at normal prices, except where the failure to do so would not be material to the Company. To the Knowledge of the Company, no supplier intends to cease doing business with the Company or significantly change or alter its relationship with the Company after the consummation of any transactions contemplated hereby.

(b) To the Knowledge of the Company, neither the Company nor any of its employees or agents, has, directly or indirectly, given or agreed to give any rebate, gift or similar benefit to any supplier, customer, distributor, broker, governmental employee or other person, who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction), which would reasonably be expected to subject Parent, Merger Sub or the Company to any damage or penalty in any civil, criminal or governmental litigation, investigation or proceeding or which would reasonably be expected to have a Material Adverse Effect.

(c) No material supplier has, to the Knowledge of the Company, (i) threatened to cancel or otherwise terminate its relationship with the Company, or (ii) during the last twelve months decreased or, threatened to materially decrease or materially limit its supplies to. There is no outstanding purchase commitment requiring the Company to purchase the entire output of a material supplier or to use any material supplier as the exclusive supplier of any item.

SECTION 4.25 Product Liability. To the Knowledge of the Company and except as set forth on the Company Disclosure Schedule, the Company does not have any material Liability arising out of any claim that has been presented to the Company as a result of the ownership, possession, or use of any product manufactured or sold by the Company. Since January 1, 2005, except as set forth on the Company Disclosure Schedule and adequately reflected in the Company Financial Statements or the Closing Balance Sheet, there have been no recalls, and, to the Knowledge of the Company, none is threatened or pending, and no report has been filed or is required to have been filed with respect to any products of the Company under the Consumer Products Safety Act, as amended, or under any other Laws. To the Knowledge of the Company, no circumstances exist involving the safety aspects of the Company's products which would reasonably be expected to cause any obligation to report to any federal, state or local agency. To the Knowledge of the Company, there are no, and within the last twelve months there have not been any, actions or claims relating to product liability against or involving Company or any of its products and no actions or claims have been settled, adjudicated or otherwise disposed of.

SECTION 4.26 Insurance. The Company Disclosure Schedule sets forth an accurate and complete list of all material binders, policies of insurance, self insurance programs or fidelity bonds ("Insurance") maintained by the Company. There are no pending or asserted material claims against any Insurance as to which any insurer has denied liability, and there are no claims under any Insurance that have been disallowed or improperly filed. Except as disclosed on the Company Disclosure Schedule there are no claims pending or, to the Knowledge of the Company, threatened against any Insurance maintained by the Company. As of the date of this Agreement, no written notice of cancellation or non-renewal with respect to, or written notice of a material increase of premium for, any Insurance has been received by the Company.

SECTION 4.27 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (as modified by the Company Disclosure Schedule) and in the Ancillary Documents, neither the Company nor any other Person makes any other express or implied representation or warranty with respect the Company or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in Article IV hereof (as modified by the Company Disclosure Schedule) and in the Ancillary Documents, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates). The Company makes no representations or warranties to Parent regarding the probable success or profitability of the Company.

                                   ARTICLE V.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

SECTION 5.1 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective obligations hereunder, and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement, have been duly authorized by the Board of Directors of each of Parent and Merger Sub and no other corporate or other action on the part of either Parent or Merger Sub is necessary to authorize the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective obligations hereunder or the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a legally valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

SECTION 5.2 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on its business in all material respects as currently conducted. Parent is duly qualified to do business as a foreign corporation, and is in good standing, under the Laws of each jurisdiction in which the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or in good standing, when taken together with all other failures by Parent to be so qualified or in good standing, would not have a material adverse effect on the ability of Parent to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

SECTION 5.3 Conflicts. Assuming all consents, approvals, authorizations, filings and notifications and other actions set forth in Section 5.4 have been obtained or made, the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its obligations hereunder, and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement, does not and will not (i) conflict with or result in a violation of the organizational documents of Parent or Merger Sub; (ii) conflict with or result in a violation of any Governmental Order or Law applicable to Parent or Merger Sub or their respective assets or properties; or (iii) result in a material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Encumbrance on any of the assets or properties of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party, or by which any of the assets or properties of Parent or Merger Sub is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 5.3, as would not have a material adverse effect on the ability of Parent or Merger Sub to perform its respective obligations under this Agreement or consummate the transactions contemplated by this Agreement.

SECTION 5.4 Consents, Approvals, Etc. No consent, waiver, approval, authorization, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or third party is required to be made or obtained by Parent or Merger Sub in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective obligations hereunder, or the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement, except (i) the filing of the Certificate of Merger pursuant to the DGCL; (ii) applicable requirements, if any, under the DGCL, federal or state securities or "blue sky" Laws; (iii) such filings as may be required under the HSR Act; and (iv) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification would not, when taken together with all other such failures by Parent and Merger Sub, have a material adverse effect on the ability of Parent or Merger Sub to perform its respective obligations under this Agreement or consummate the transactions contemplated by this Agreement.

SECTION 5.5 Litigation and Governmental Orders. As of the date of this Agreement, (i) there are no Actions pending against Parent, Merger Sub or any other Subsidiaries of Parent ("Parent Subsidiaries"), or any of the assets or properties of Parent, Merger Sub or any Parent Subsidiaries, or any of the directors or officers of Parent, Merger Sub or any Parent Subsidiaries in their capacity as directors or officers of Parent, Merger Sub or any Parent Subsidiaries that would have a material adverse effect on the ability of Parent or Merger Sub to perform its respective obligations under this Agreement or consummate the transactions contemplated by this Agreement and (ii) Parent, Merger Sub and the Parent Subsidiaries and their respective assets and properties are not subject to any material Governmental Order that would prevent either Parent or Merger Sub from performing its respective obligations under this Agreement or consummating the transactions contemplated by this Agreement.

SECTION 5.6 Solvency. As of the Closing, and after giving effect to all of the transactions contemplated by this Agreement, the Surviving Corporation will be Solvent. For purposes of this Section 5.6, "Solvent" means that, with respect to any Person and as of any date of determination, (i) the amount of the "present fair saleable value" of the assets of such Person, will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors,
(ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its indebtedness as its indebtedness becomes absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (iv) such Person will be able to pay its indebtedness as it matures. For purposes of the foregoing definition only, "indebtedness" means a liability in connection with another Person's (y) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (z) right to any equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

SECTION 5.7 Financing. Parent has sufficient funds or financing in place to fund the Merger Consideration to be paid at Closing and its other obligations hereunder.

SECTION 5.8 Due Diligence Investigation. Parent has had an opportunity to discuss the business, management, operations and finances of the Company with the Company's officers, directors, employees, agents, representatives and affiliates, and has had an opportunity to inspect the facilities of the Company. Parent has conducted its own independent investigation of the Company. In making its decision to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, Parent has relied solely upon the representations and warranties of the Company set forth in Article IV (and acknowledges that such representations and warranties are the only representations and warranties made by the Company) and has not relied upon any other information provided by, for or on behalf of the Company, or its agents or representatives, to Parent in connection with the transactions contemplated by this Agreement. Parent has entered into the transactions contemplated by this Agreement with the understanding, acknowledgement and agreement that no representations or warranties, express or implied, are made with respect to future prospects (financial or otherwise) of the Company. Parent acknowledges that, except as expressly provided in Article VI, no current or former stockholder, director, officer, employee, affiliate or advisor of the Company has made or is making any representations, warranties or commitments whatsoever regarding the subject matter of this Agreement, express or implied.

SECTION 5.9 Brokers. Except for J.P. Morgan Securities, Inc. (the fees and expenses of which shall be paid in full by Parent), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of Parent, Merger Sub or any of their respective Affiliates.

SECTION 5.10 No Prior Activities. Merger Sub has not incurred nor will it incur any liabilities or obligations, except those incurred in connection with its organization and with the negotiation of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement, including the Merger. Except as contemplated by this Agreement, Merger Sub had not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any Person, or become subject to or bound by any obligation or undertaking. As of the date of this Agreement, all of the issued and outstanding capital stock of Merger Sub is owned beneficially and of record by Parent, free and clear of all Encumbrances (other than those created by this Agreement and the transactions contemplated by this Agreement).

                                  ARTICLE VI.
               REPRESENTATIONS AND WARRANTIES OF THE EQUITYHOLDERS

       Each Equityholder represents and warrants to Parent, severally and not jointly, as follows:

SECTION 6.1 Authorization. Such Equityholder has full legal capacity, power and authority to enter into the other documents contemplated hereby to which such Equityholder is a party, and to perform its obligations thereunder. The other documents contemplated hereby to which such Equityholder is a party, including the Voting Agreement, have been or will be duly executed and delivered by such Equityholder and constitute, or when executed and delivered will constitute, the valid and binding agreements of such Equityholder, enforceable in accordance with their terms.

SECTION 6.2 Ownership. Such Equityholder holds of record and owns beneficially that number of Company Capital Stock and is due the Applicable Percentage described in Section 4.3(a) of the Company Disclosure Schedule, free and clear of any Encumbrances and any other restrictions on transfer (other than such Encumbrances and/or restrictions that shall be released, waived or otherwise terminated in connection with the Closing and other than any restrictions under the Securities Act of 1933, as amended, and state securities laws). Except as set forth in Section 4.3(a) of the Company Disclosure Schedule or the Company Options described in Section 4.3(b), such Equityholder is not a party to any option, warrant, right, contract, call, pledge, put or other agreement or commitment providing for the disposition or acquisition of such Equityholder's interest in Parent or the Company, as the case may be. Such Equityholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Company Capital Stock, except for the Amended and Restated Stockholders and Registration Rights Agreement, dated as of December 6, 2004, by and among the Company and the stockholders listed therein.

                                  ARTICLE VII.
                              ADDITIONAL AGREEMENTS

SECTION 7.1       No Solicitation.

(a) During the Pre-Closing Period, the Company shall not, and shall direct its officers, directors, affiliates, stockholders and employees and any investment banker, attorney or other advisor or representative retained by the Company (all of the foregoing collectively being the "Company Representatives") not to, directly or indirectly, (i) solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent or any other Contract contemplating or otherwise relating to any Acquisition Proposal or (v) submit any Acquisition Proposal to the vote of the stockholders of the Company. The Company shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal. The Company shall also request the return or destruction of any confidential information from all such Persons.

(b) The Company shall immediately notify Parent orally and in writing after receipt by the Company (or, to the knowledge of the Company, by any of the Company Representatives), of (i) any Acquisition Proposal, or (ii) any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal by any Person or Persons other than Parent.

SECTION 7.2 Conduct of the Company Prior to the Effective Time.

(a) Unless Parent otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed) and except as otherwise contemplated by this Agreement or set forth in the Company Disclosure Schedule, during the period commencing with the execution and delivery of this Agreement and terminating upon the earlier to occur of the Effective Time and the termination of this Agreement pursuant to and in accordance with Section 9.1 (the "Pre-Closing Period"), the Company shall conduct the Business in the usual, regular and ordinary course.

(b) Except as otherwise contemplated by this Agreement or set forth in the Company Disclosure Schedule, during the Pre-Closing Period, the Company shall not do or cause to be done any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) issue (A) any Company Capital Stock, except upon the exercise of Company Options outstanding on the date of this Agreement or upon the conversion of Company Preferred Stock into Company Common Stock, or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating the Company to issue, deliver or sell any Company Capital Stock;

(ii) except in the ordinary course of business, create any Encumbrance on any assets or properties (whether tangible or intangible) of the Company, other than Permitted Encumbrances;

(iii) except in the ordinary course of business, sell, assign, transfer, lease, license or otherwise dispose of, or agree to sell, assign, transfer, lease, license or otherwise dispose of, any of the fixed assets of the Company having a value in excess of $100,000 in the aggregate;

(iv) acquire (by merger, consolidation or combination, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

(v) (A) enter into or amend any employment, deferred compensation, severance or similar agreement, except any employment agreement providing for compensation of less than $100,000 per annum; (B) increase the compensation payable, or to become payable, by the Company to directors or officers of the Company; (C) pay or make provision for the payment of any bonus, stock option, stock purchase, profit sharing, deferred compensation, pension, retirement or other similar payment or arrangement to any Company Employee, or any director or officer of the Company; or (D) increase the coverage or benefits available under any employee benefit plan, payment or arrangement made to, for or with any director, officer, Company Employee, agent or representative, other than increases, payments or provisions which are in normal amounts and are made in the ordinary course of business consistent with past practice, or which are made pursuant to a contractual obligation or are required by applicable Law;

(vi) materially change any method of financial accounting or financial accounting practice used by the Company, other than such changes required by GAAP;

(vii) amend the Company Certificate of Incorporation or Company Bylaws;

(viii) declare, set aside or pay any dividend or distribution or other capital return in respect of any shares of Company Capital Stock, or redeem, purchase or acquire any shares of Company Capital Stock (except in connection with the repurchase of any Company Capital Stock in accordance with the terms of any agreements entered into with employees or consultants to the Company); or

(ix) enter into any agreement to take, or cause to be taken, any of the actions set forth in this Section 7.2(b).

(x) make or change any election, change an annual accounting period, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of materially increasing the Tax liability of the Company for any period ending after the Closing Date or materially decreasing any Tax attribute existing on the Closing Date.

SECTION 7.3 Access to Information. Subject to the terms of the Confidentiality Agreement (which Parent and Merger Sub each acknowledge is fully applicable to it), during the Pre-Closing Period, upon reasonable notice and during normal business hours, the Company shall, and shall cause the officers, employees, auditors and agents of the Company to, (i) afford the officers, employees and authorized agents and representatives of Parent reasonable access to the offices, properties, books and records of the Company and (ii) furnish to the officers, employees and authorized agents and representatives of Parent such additional financial and operating data and other information regarding the assets, properties and business of the Company as Parent may from time to time reasonably request in order to assist Parent in fulfilling its obligations under this Agreement and to facilitate the consummation of the transactions contemplated by this Agreement; provided, however, that Parent shall not interfere with any of the operations or business activities of the Company.

SECTION 7.4 Confidentiality. Parent and Merger Sub hereby agree to be bound by and comply with the terms of the Confidentiality Agreement, which are hereby incorporated into this Agreement by reference and shall continue in full force and effect until the Effective Time, such that the information obtained by Parent and Merger Sub, or their respective officers, employees, agents or representatives, during any investigation conducted pursuant to Section 7.3, or in connection with the negotiation and execution of this Agreement or the consummation of the transactions contemplated by this Agreement, or otherwise, shall be governed by the terms of the Confidentiality Agreement.

SECTION 7.5       Efforts; Consents; Regulatory and Other Authorizations.

(a) Each party to this Agreement shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to promptly consummate and make effective the transactions contemplated by this Agreement; (ii) obtain all authorizations, consents, orders and approvals of, and give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for the performance of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, including those consents set forth in the Company Disclosure Schedule; (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to this Agreement to consummate the transactions contemplated by this Agreement; and (iv) fulfill all conditions to such party's obligations under this Agreement. Each party to this Agreement shall cooperate fully with the other parties to this Agreement in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, in connection with obtaining such consents from third parties, no party to this Agreement shall be required to make payments, commence litigation or agree to modifications of the terms and conditions of any agreements with third parties, and except for modifications which would not have a Material Adverse Effect, no such modifications shall be made to any Contract of the Company without the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. The parties to this Agreement shall not take any action that is reasonably likely to have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

(b) In furtherance and not in limitation of the terms of Section 7.5(a), to the extent required by applicable Law, each of Parent and the Company shall file, or cause to be filed, a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five (5) Business Days of the date of this Agreement (including, in the case of Parent, a request for early termination of the applicable waiting period under the HSR
Act), shall supply promptly any additional information and documentary material that may be requested by any Governmental Authority (including the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission) pursuant to the HSR Act, and shall cooperate in connection with any filing under applicable antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Governmental Authority, including the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or the office of any state attorney general.

(c) In furtherance of and not in limitation of the terms of Section 7.5(a), the Company shall use commercially reasonable efforts to obtain the adoption of this Agreement by its stockholders to the extent required by the DGCL for the consummation of the Merger. Without limiting the generality of the foregoing, as promptly as practicable following the execution and delivery of this Agreement, the Company shall submit this Agreement to the Company's stockholders for adoption at a meeting of the Company's stockholders or by written consent of the Company's stockholders, which shall be called and held or solicited, as the case may be, in accordance with the requirements of the DGCL and the Company Certificate of Incorporation and Company Bylaws (the "Company Stockholder Meeting/Consent"). The materials submitted to the Company's stockholders in connection with the Company Stockholder Meeting/Consent shall include information regarding the Company, the terms of this Agreement and the Merger and the unanimous recommendation of the Company's Board of Directors that the Company's stockholders vote their shares of Company Capital Stock in favor of the adoption of this Agreement; provided, however, that the Company's Board of Directors may change such Recommendation only if the Company's Board of Directors determines that it must take such action in order to comply with its fiduciary duties under applicable Law; and provided further, that no such change shall relieve the Company of its obligation to call and hold or seek, as the case may be, the Company Stockholder Meeting/Consent pursuant to this Section 7.5(c).

SECTION 7.6 Further Action. Subject to the terms and conditions provided in this Agreement, each of the parties to this Agreement shall use its commercially reasonable efforts to deliver, or cause to be delivered, such further certificates, instruments and other documents, and to take, or cause to be taken, such further actions, as may be necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement.

SECTION 7.7       Indemnification; Directors' and Officers' Insurance.

(a) Subject to, and contingent on the Equityholders obtaining the insurance policy required in Section 7.7(b), until the sixth anniversary of the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) indemnify and hold harmless each present and former director and officer of the Company (collectively, the "Company Indemnified Parties"), against any and all Damages incurred or suffered by any of the Company Indemnified Parties in connection with any Liabilities or any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law and under the Company Certificate of Incorporation and Company Bylaws, in each case as in effect on the date of this Agreement, to indemnify such Company Indemnified Parties and (ii) advance expenses as incurred by any Company Indemnified Party in connection with any matters for which such Company Indemnified Party is entitled to indemnification from Parent pursuant to this Section 7.7(a) to the fullest extent permitted under applicable Law or, if greater, under the Company Certificate of Incorporation and Company Bylaws; provided, however, that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately and finally determined by a court of competent jurisdiction and all rights of appeal have lapsed that such Company Indemnified Party is not entitled to indemnification under applicable Law, the Company Certificate of Incorporation and Company Bylaws, and pursuant to this Section 7.7(a).

(b) For a period of six (6) years following the Effective Time, Parent shall maintain, or shall cause the Surviving Corporation for itself to maintain, in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by the Company to Parent and its agents and representatives) with coverage in amount and scope at least as favorable as the Company's existing coverage; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in the aggregate in excess of two hundred fifty percent (250%) of the annual premium currently paid by the Company for such coverage, and if such premium would at any time exceed two hundred fifty percent (250%) of such amount, then Parent or the Surviving Corporation shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to two hundred fifty percent (250%) of such amount; and provided, further, that this Section 7.7(b) shall be deemed to have been satisfied if a prepaid policy or policies (i.e., "tail coverage") have been obtained by the Company which policy or policies provide such directors and officers with the coverage described in this Section 7.7(b) for an aggregate period of not less than six (6) years with respect to claims arising from facts or events that occurred on or before the Closing Date, including with respect to the transactions contemplated by this Agreement.

(c) The terms and provisions of this Section 7.7 are intended to be in addition to the rights otherwise available to the Company Indemnified Parties by applicable Law, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, the Company Indemnified Parties and their respective heirs and representatives, each of whom is an intended third party beneficiary of this Section 7.7.

SECTION 7.8       Employee Benefit Matters.

(a) For purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant under any benefit plan or arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries, Company Employees as of the Effective Time shall receive service credit for service with the Company to the same extent such service credit was granted under the Company Benefit Plans, subject to offsets for previously accrued benefits and no duplication of benefits. Parent and the Surviving Corporation shall (i) to the extent Company Employees provide Parent with a HIPAA certificate waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for the Company Employees immediately prior to the Effective Time and (ii) to the extent such expense information can be obtained, verified by the insurance company and entered into the insurance company's system, provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans (other than a Company Benefit Plan) that such employees are eligible to participate in immediately after the Effective Time.

(b) For a period of twelve (12) months following the Closing, Parent shall provide (or cause the Surviving Corporation or another Affiliate of Parent to provide) to employees of the Surviving Corporation or any other Affiliate of Parent who were employees of the Company immediately prior to the Effective Time ("Continuing Employees") base compensation, bonus opportunities and employee benefits (other than equity-based compensation arrangements) ("Employee Benefits") which are substantially comparable in the aggregate to the Employee Benefits provided to the employees of the Company immediately prior to the Closing. Thereafter, Parent shall cause the Surviving Corporation (or other Affiliate of Parent) to provide Employee Benefits to the Continuing Employees which are comparable in all material respects to those employee benefits generally provided to employees employed by Parent or other Subsidiaries of Parent and are consistent with industry standards for companies of similar size.

SECTION 7.9 Provision Respecting Legal Representation. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that Latham & Watkins LLP may serve as counsel to each and any holder of Company Capital Stock and their respective Affiliates (individually and collectively, the "Holder Group"), on the one hand, and the Company, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Latham & Watkins LLP (or any successor) may serve as counsel to the Holder Group or any director, member, partner, officer, employee or Affiliate of the Holder Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

SECTION 7.10 Transfer Taxes. All Transfer Taxes, if any, arising out of or in connection with the transactions contemplated by this Agreement shall be borne by Parent.

SECTION 7.11 Disclosure Schedules; Supplementation and Amendment of Schedules. From time to time prior to the Closing, the Company shall have the right to supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising or discovered after the delivery of the Company Disclosure Schedule pursuant to this Agreement; provided, however, that such supplements or amendments to the Company Disclosure Schedule shall not be deemed to amend or otherwise modify the Company Disclosure Schedule delivered on the date hereof or the representations and warranties of the Company contained herein; provided, further, if the Closing shall occur, then Parent and Merger Sub shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise with respect to any and all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing.

SECTION 7.12 Continued Association with the Company. During the Pre-Closing Period, the Company shall use commercially reasonable efforts in collaboration with Parent and Merger Sub to encourage all of the senior management of the Company to continue their employment until the Closing and thereupon to accept and continue employment with the Surviving Corporation.

SECTION 7.13 Letters of Credit. To the extent necessary, Parent shall, or shall cause one of its Affiliates to, guaranty or place cash on deposit with the issuing bank effective upon the Closing in respect of its then-outstanding but undrawn letters of credit issued on behalf of the Company in the ordinary course of business.

SECTION 7.14 Code Section 280G Matters. Prior to the Effective Time, the Company shall submit to a stockholder vote (along with adequate disclosure satisfying the requirements of Code Section 280G(b)(5)(B)(ii) and any regulations promulgated thereunder) the right of any "disqualified individual" with respect to the Company (within the meaning of Code Section 280G(c)) to receive any payment that would constitute a "parachute payment" (within the meaning of Code
Section 280G(b)(2)(A)(i)) and as to which such individual waives his or her rights as described in the following sentence in a manner that satisfies the shareholder approval requirements of Code Section 280G(b)(5) and any regulations promulgated thereunder to the extent necessary to cause any such payment to not constitute an "excess parachute payment" within the meaning of Code Section 280G(b)(1). To the extent that any such "disqualified individual" has the right to receive payments that could constitute "parachute payments" and elects to waive such rights, the Company shall obtain waivers of such rights prior to soliciting the vote described in the immediately preceding sentence such that the vote shall, if successful, establish each "disqualified individual's" right to the payment. The Company shall provide, or cause to be provided, to Parent a draft of all stockholder vote related documents, including, but not limited to, any disclosure documents and "disqualified individual" waivers. The Company shall incorporate any reasonable comments that are made by Parent. Parent shall reasonably cooperate with the Company in connection with the preparation of such stockholder vote related documents.

SECTION 7.15 Drag-Along Rights. The Company shall use commercially reasonable efforts to cause Equityholders holding a sufficient number of shares of Company Preferred Stock to exercise their "drag-along rights" as described in the Stockholders Agreement.

SECTION 7.16 Payment of Closing Debt and Unpaid Company Transaction Expenses. With respect to the Closing Debt and Unpaid Company Transaction Expenses described in the definition of Merger Consideration, Parent shall pay those funds to (a) holders of Closing Debt and (b) those persons entitled to payment of Unpaid Company Transaction Expenses as directed in writing by the Equityholders' Representative (the "Letter of Direction").

                                 ARTICLE VIII.
                              CONDITIONS TO CLOSING

SECTION 8.1 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction, fulfillment or written waiver by the Company, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties; Covenants. (i) The representations and warranties of Parent and Merger Sub set forth in Article V shall be true and correct at and as of the date of this Agreement and as of the Closing Date as though then made (except that those representations and warranties that are made as of a specific date need only be true and correct in all respects as of such date), except where the failure of such representations and warranties to be true and correct has not had, individually or in the aggregate, a material adverse effect on the part of Parent to consummate the transactions contemplated hereby; (ii) the covenants and agreements set forth in this Agreement to be performed or complied with by Parent and Merger Sub at or prior to the Effective Time shall have been performed or complied with in all material respects; and
(iii) the Company shall have received an officer's certificate of each of Parent and Merger Sub, dated as of the Closing Date, certifying as to the matters set forth in clauses (i) and (ii) of this Section 8.1(a).

(b) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Merger or any other transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of the Merger or any of the other material transactions contemplated by this Agreement.

(c) HSR Act. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

(d) Stockholder Approval. This Agreement shall have been adopted by the Required Company Stockholder Vote.

(e) Escrow Agreement. Parent, the Equityholders' Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

SECTION 8.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction, fulfillment or written waiver by Parent, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties; Covenants. (i) The representations and warranties of the Company set forth in Article IV and the Equityholders set forth in Article VI shall be true and correct at and as of the date of this Agreement and as of the Closing Date (except that those representations and warranties that are made as of a specific date need only be true and correct in all respects as of such date), except where the failure of Article IV representations and warranties to be true and correct has not had, individually or in the aggregate, a Material Adverse Effect; (ii) the covenants and agreements set forth in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with in all material respects; and (iii) Parent shall have received an officer's certificate of the Company, dated as of the Closing Date, certifying as to the matters set forth in clauses (i) and (ii) of this Section 8.2(a) (the "Company Closing Certificate"). If any supplement or amendment of the Company Disclosure Schedules delivered pursuant to Section 7.11 discloses an event, change or circumstance which constitutes a Material Adverse Effect or is reasonably likely to result in a Material Adverse Effect, Parent shall have the right to terminate this Agreement as provided in Section 9.1(f).

(b) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Merger or any of the other material transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of the Merger or any of the other transactions contemplated by this Agreement.

(c) HSR Act. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

(d) Stockholder Approval. This Agreement shall have been adopted by the Required Company Stockholder Vote.

(e) Escrow Agreement. The Equityholders' Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

(f) No Dissenting Shares. Equityholders with a right to receive no more than 5% of the Merger Consideration shall have exercised dissenters' rights in accordance with the terms of the DGCL.

(g) Termination of all Company Debt. Payoff and release letters from all banks, factors and other creditors of the Company indicating that all Debt of the Company, including but not limited to the Debt set forth in Schedule 1.1(a) has been paid or cancelled upon completion of the remittances provided for in the Letter of Direction, together with UCC-3 termination statements with respect to financing statements filed against the Company or any of the Company's assets, if any, and releases in proper form for filing with the Patent and Trademark Office for any security interests in all Proprietary Rights shall be delivered to Parent.

(h) FIRPTA Certificate. The Company shall have delivered to Parent a certificate, in form and substance reasonably satisfactory to Parent and meeting the requirements of regulation Section 1.897-2(h), stating that the Company is not currently, and has not at any time during the five year period ending on the Closing Date been, a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) (the "FIRPTA Certificate").

                                  ARTICLE IX.
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Parent, Merger Sub and the Company;

(b) by either the Company, on the one hand, or Parent and Merger Sub, on the other hand, by written notice to the other party if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order permanently restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated by this Agreement, and such Governmental Order shall have become final and unappealable; provided, however, that the terms of this Section 9.1(b) shall not be available to any party unless such party shall have used commercially reasonable efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the Merger or other transaction contemplated by this Agreement to which such Governmental Order relates;

(c) by either the Company, on the one hand, or Parent and Merger Sub, on the other hand, by written notice to the other party if the Merger shall not have been consummated on or before August 31, 2007, unless the failure to consummate the Merger on or prior to such date is the result of any breach of this Agreement by the party seeking to terminate the Agreement pursuant to the terms of this Section 9.1(c);

(d) by either Parent or the Company, if the other shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement, or any representation or warranty made in this Agreement by such other party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentations is not cured within fifteen (15) days after written notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, result or would be reasonably likely to result in a Material Adverse Effect;

(e) by Parent, if the approval of the stockholders of the Company is not obtained at the applicable stockholders meeting, including adjournments thereof, or if a written consent of stockholders in a form reasonably acceptable to Parent, executed by each of the stockholders that has executed a Voting Agreement has not been delivered to Parent within 24 hours after the execution of this Agreement; or

(f) by Parent if, prior to June 22, 2007, the Company and the Equityholders' Representative shall have received from Parent a written notice (the "Environmental Notice") that the Phase I environmental studies conducted on the Company's warehouse in Louisville, Kentucky and the Company's headquarters in Portland, Oregon (the "Phase I Studies") revealed a material environmental uncertainty of the Company, which Environmental Notice shall include true and correct copies of the Phase I Studies; provided, however, that Parent shall not be permitted to terminate this Agreement if the Company and the Equityholders' Representative deliver a written notice to Parent, within fifteen (15) Business Days after receipt of the Environmental Notice, in which the Company and the Equityholders' Representative notify Parent that the Equityholders shall be responsible for one-half of the liability described in the Environmental Notice relating to the environmental uncertainty identified in the Phase I Studies. Without limiting the generality of the foregoing, Parent and the Equityholders' Representative shall use commercially reasonable efforts to cause the respective landlord to provide for any indemnification of the Company specified in any Contract between such landlord and the Company prior to, or as offset by, any payments by the Equityholders to Parent.

                  Any right of termination set forth above shall be exercised by written notice from the terminating party to the other party.

SECTION 9.2 Effect of Termination. In the event of termination of this Agreement and abandonment of the Merger and the other transactions contemplated by this Agreement pursuant to and in accordance with Section 9.1, this Agreement shall forthwith become void and of no further force or effect whatsoever and, subject to Section 9.3, there shall be no liability on the part of any party to this Agreement; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall relieve any party to this Agreement from any liability resulting from or arising out of any intentional, material breach of any agreement or covenant hereunder; and provided, further, that notwithstanding the foregoing, the terms of Section 7.4, this Section 9.2 and Article XI shall remain in full force and effect and shall survive any termination of this Agreement, whether in accordance with Section 9.1 or otherwise.

                                   ARTICLE X.
                                 INDEMNIFICATION

SECTION 10.1 Survival of Representations. The representations and warranties made by the Company and/or the Equityholders in Article IV, Article VI or in the Ancillary Documents and the covenants and agreements contained in this Agreement shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Expiration Date"); provided, however, that the representations contained in Sections 4.1, 4.2, 4.3, 6.1 and 6.2 shall survive indefinitely (each such representation a "Fundamental Representation"); and further, provided, that if, at any time prior to the applicable Expiration Date,
(a) Parent (acting in good faith) delivers to the Equityholders' Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company in Article IV or in the Ancillary Documents, or by an Equityholder in Article VI, setting forth in reasonable detail the basis for Parent's belief that such an inaccuracy or breach may exist and asserting a claim for recovery under Section 10.2 based on such alleged inaccuracy or breach, or (b) the Equityholders' Representative (acting in good faith) delivers to the Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Parent and Merger Sub in Article V setting forth in reasonable detail the basis for the belief of the Equityholders' Representative that such an inaccuracy or breach may exist and asserting a claim for recovery under Section 10.2 based on such alleged inaccuracy or breach then, in the case of clause (a) or clause (b), the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

SECTION 10.2      Right to Indemnification.

(a) Subject to the limitations set forth in this Article X, from and after the Effective Time, Parent shall be entitled to be indemnified, solely from the Indemnity Escrow Fund, against any Damages actually incurred by Parent as a proximate result of: (i) any breach of any representation or warranty made by the Company or an Equityholder set forth in Article IV, Article VI or in the Ancillary Documents; or (ii) any material breach of any covenant or agreement of the Company or an Equityholder set forth in this Agreement or in the Ancillary Documents. Subject to the limitations set forth in this Article X, to the extent the Escrow Fund is not available, from and after the Effective Time, Parent shall be entitled to be indemnified by the individual Equityholders, severally and not jointly, against any Damages actually incurred by Parent as a proximate result of any breach of any representation or warranty of such Equityholder set forth in Article VI.

(b) Subject to the limitations set forth in this Article X, from and after the Effective Time, the Equityholders shall be entitled to be indemnified by Parent and the Surviving Corporation against any Damages actually incurred by any of the Equityholders as a proximate result of: (i) any breach of any representation or warranty made by the Parent or the Merger Sub set forth in Article V or in the Ancillary Documents; or (ii) any material breach of any covenant or agreement of Parent or Merger Sub set forth in this Agreement.

SECTION 10.3      Limitations on Liability.

(a) From and after the Effective Time, the right of Parent to be indemnified from the Indemnity Escrow Fund pursuant to this Article X shall be the sole and exclusive remedy with respect to any breach of any representation or warranty of the Company contained in, or any other breach by the Company of, this Agreement. The right of Parent to be indemnified solely and exclusively from the Indemnity Escrow Fund shall not apply to claims relating to the breach of a Fundamental Representation; provided, that in no event shall any Equityholder be liable to Parent for Damages relating to the breach of Fundamental Representations in excess of the Merger Consideration actually received by such Person. Except as provided with respect to the Equityholders in the immediately preceding sentence, no current or former stockholder, director, officer, employee, affiliate or advisor of the Company shall have any Liability of any nature to Parent, the Surviving Corporation or any Affiliate of Parent or the Surviving Corporation with respect to any breach of any representation or warranty contained in, or any other breach of, this Agreement. From and after the Effective Time, the right of the Equityholders to be indemnified pursuant to this Article X shall be the sole and exclusive remedy with respect to any breach of any representation or warranty of Parent or Merger Sub contained in, or any other breach by Parent or Merger Sub of, this Agreement. No current or former stockholder, director, officer, employee, affiliate or advisor of Parent or Merger Sub shall have any Liability of any nature to any Equityholder or any Affiliate of any Equityholder with respect to any breach of any representation or warranty contained in, or any other breach of, this Agreement.

(b) Without limiting the effect of any other limitation contained in this
Article X, and except for the breach of a Fundamental Representation, the indemnification provided for in Section 10.2 shall not apply except to the extent that the aggregate Damages against which Parent would otherwise be entitled to be indemnified under this Article X exceeds $1,750,000, in which event Parent shall, subject to the other limitations contained herein, be entitled to be indemnified only against the portion of such Damages in excess of $1,750,000. Any amounts payable by the Equityholders to Parent or Merger Sub pursuant to this Section 10.3 shall be paid solely and exclusively from the Indemnity Escrow Fund in accordance with the terms of the Escrow Agreement, and no holder of Company Capital Stock, Company Option or any other Person shall be liable for any deficiency with respect to indemnity pursuant to this Section
10.3 except with respect to the breach of a Fundamental Representation.

(c) Without limiting the effect of any other limitation contained in this
Article X, for purposes of computing the amount of any Damages incurred by Parent under this Article X, there shall be deducted an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements received by Parent or any of its Affiliates in connection with such Damages or any of the circumstances giving rise thereto (it being understood that Parent and any of its Affiliates shall use commercially reasonable efforts to obtain such proceeds, payments or reimbursements prior to seeking indemnification under this Article X). The calculation of Damages shall not include losses arising because of a change after Closing in Law or accounting policy. To the extent that a claim for indemnification by Parent or Merger Sub hereunder relates to a Liability incurred by the Company and there is an accrual on the Current Balance Sheet in respect of such Liability, then the determination of Damages in respect of such claim shall be net of such accrual.

(d) Without limiting the effect of any other limitation contained in this
Article X, Parent shall not be entitled to indemnification under this Article X to the extent that such right of indemnification is addressed in the adjustments to the Per Share Merger Consideration made following the Closing pursuant to
Section 2.8 or as otherwise referenced on the Closing Balance Sheet.

(e) Without limiting the effect of any other limitation contained in this
Article X, for purposes of this Agreement, no representation or warranty of the Company or an Equityholder, on the one hand, or Parent and Merger Sub, on the other hand, shall be deemed to be or to have been breached if: (A) Parent or the Company, as the case may be, had actual knowledge, on or prior to the date of this Agreement, of the breach of such representation or warranty, or of any facts or circumstances rendering such representation or warranty inaccurate; or
(B) during the Pre-Closing Period, Parent or the Company, as the case may be, obtained actual knowledge of the breach of such representation or warranty, or of any facts or circumstances rendering such representation or warranty inaccurate, and elected nonetheless to proceed with the Closing.

(f) Nothing in this Section 10.3 shall limit any remedy Parent or any of the Equityholders may have against any Person for actual fraud involving a knowing and intentional misrepresentation of a fact material to the transactions contemplated by this Agreement upon which such other party has relied.

SECTION 10.4      Defense of Third-Party Claims.

(a) Upon receipt by any Person seeking to be indemnified pursuant to Section
10.2 (the "Indemnitee") of notice of any actual or possible claim, demand, suit, action, arbitration, investigation, inquiry or proceeding that has been or may be brought or asserted by a third party against such Indemnitee and that may be subject to indemnification hereunder (a "Third-Party Claim"), the Indemnitee shall promptly give notice of such Third-Party Claim to the Person from whom indemnification is sought under Section 10.2 (the "Indemnitor") indicating the nature of such Third-Party Claim and the stated basis therefor and the amount of Damages claimed pursuant to such Third-Party Claim, to the extent known.

(b) The Indemnitor shall have 30 days after receipt of the Indemnitee's notice of a given Third-Party Claim to elect, at its option, to assume the defense of any such Third-Party Claim, in which case: (i) the attorneys' fees, other professionals' and experts' fees and court or arbitration costs incurred by the Indemnitor in connection with defending such Third-Party Claim shall be payable by such Indemnitor; (ii) the Indemnitee shall not be entitled to be indemnified for any costs or expenses incurred by the Indemnitee in connection with the defense of such Third-Party Claim; (iii) the Indemnitee shall be entitled to monitor such defense at its sole expense; (iv) the Indemnitee shall make available to the Indemnitor all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee or any of its Subsidiaries or other Affiliates and that the Indemnitor considers necessary or desirable for the defense of such Third-Party Claim; (v) the Indemnitee shall execute such documents and take such other actions as the Indemnitor may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such Third-Party Claim; (vi) the Indemnitee shall otherwise fully cooperate as reasonably requested by the Indemnitor in the defense of such Third-Party Claim; (vii) the Indemnitee shall not admit any liability with respect to such Third Party Claim; and (viii) the Indemnitor shall not enter into any agreement providing for the settlement or compromise of such Third-Party Claim or the consent to the entry of a judgment with respect to such Third-Party Claim without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed). If the Indemnitor elects not to defend such Third-Party Claim, then
(i) the Indemnitee shall diligently defend such Third-Party Claim and (ii) the Indemnitee shall have no right to seek indemnification under this Article X in respect of such Third-Party Claim for any agreement providing for the settlement or compromise of such Third-Party Claim or the consent to the entry of a judgment with respect to such Third-Party Claim entered into without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed), provided, however, in no event shall the maximum aggregate Liability of the Equityholders for indemnification claims payable by the Equityholders hereunder exceed the Indemnity Escrow Fund.

SECTION 10.5 Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY PROVIDED FOR UNDER ANY APPLICABLE LAW, EXCEPT AS PROVIDED IN THIS AGREEMENT, NO PARTY NOR ANY EQUITYHOLDER OR EQUITYHOLDERS' REPRESENTATIVE SHALL, IN ANY EVENT, BE LIABLE TO ANY OTHER PARTY FOR ANY CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES RELATING TO THE BREACH OR ALLEGED BREACH HEREOF (EXCEPT THOSE INCURRED AS A RESULT OF A THIRD PARTY CLAIM).

SECTION 10.6 Characterization of Indemnification Payments. The parties agree that any indemnification payments made pursuant to this Article X shall be treated for all Tax purposes as an adjustment to the purchase price unless otherwise required by Law.

SECTION 10.7 Allocation of Certain Indemnification Obligations; Special Payment Procedures. In the event that any claim for Damages made by Parent pursuant to
Section 10.2 constitutes Damages for which the Equityholders who were holders of Company Capital Stock prior to December 6, 2004 (such Equityholders, with respect to such shares, the "Pre-2005 Indemnified Stockholders") are entitled to contribution or indemnification from certain prior stockholders of the Company in accordance with the Contribution Agreement dated December 6, 2004 (a "Special Allocated Loss"), then such Special Allocated Loss shall, to the extent Parent is entitled to indemnification therefor pursuant to the terms of Section 10.2, be the obligation of the Pre-2005 Indemnified Equityholders and not the other Equityholders. The Equityholders' Representative shall notify the Parent in writing if any claim for Damages constitutes such Special Allocated Loss. Prior to the payment from the Indemnity Escrow Fund of any amount to Parent in respect of any such Special Allocated Loss, the Equityholders' Representative or its designee shall have thirty (30) days in which to seek contribution from persons who were stockholders of the Company prior to December 6, 2004 ("Pre-2005 Stockholders"), which payment (if any) will be made directly to Parent and shall offset dollar-for-dollar the Parent's claim on the Indemnity Escrow Fund for any Special Allocated Loss or any other Damages for which the Parent may be entitled to indemnification pursuant to Section 10.2. If any amount of Special Allocated Loss is not paid pursuant to the immediately preceding sentence within the specified time period, such amount shall then be payable from the Escrow Indemnity Fund in accordance with this Article X and the Escrow Agreement; provided, however, that the amounts (if any) paid from the Indemnity Escrow Fund with respect to a Special Allocated Loss shall be an obligation of the Indemnified Pre-2005 Stockholders and accordingly shall be allocated, pro rata, among the Indemnified Pre-2005 Stockholders, with the actual allocation to be in accordance with a schedule to be provided by the Equityholders Representative to the Parent and the Escrow Agent in writing; provided, further, that in the event the portion of the Indemnity Escrow Fund allocated to the Indemnified Pre-2005 Stockholders shall be entirely exhausted, any then unpaid Special Allocated Loss shall be recovered by Parent from the remaining Indemnity Escrow Fund, if any. Without limiting the generality of Article XI, Parent is expressly authorized to rely on any written notice of the Equityholders' Representative contemplated by this Section 10.7, and no Equityholder or any other Person shall have any claim of any sort whatsoever against Parent or the Escrow Agent for acting in reliance thereon. FOR THE AVOIDANCE OF DOUBT, THE SOLE PURPOSE OF THIS SECTION 10.7 IS TO FACILITATE THE ALLOCATION OF CERTAIN INDEMNIFICATION OBLIGATIONS PROVIDED FOR IN THIS ARTICLE X BY AND AMONG THE PRESENT EQUITYHOLDERS AND CERTAIN PRIOR STOCKHOLDERS OF THE COMPANY AS A FINANCIAL MATTER, AND SHALL NOT ADVERSELY AFFECT IN ANY MANNER THE ULTIMATE RIGHT OF THE PARENT TO RECOVER DAMAGES FROM THE INDEMNIFICATION ESCROW FUND UPON THE TERMS AND SUBJECT TO THE CONDITIONS AND OTHER LIMITATIONS OF THIS AGREEMENT.

                                  ARTICLE XI.
                               GENERAL PROVISIONS

SECTION 11.1      Equityholders' Representative.

(a) Appointment. By virtue of the adoption of this Agreement by the Company's stockholders, and without further action of any Company stockholder, each Equityholder shall be deemed to have irrevocably constituted and appointed Castanea Partners, Inc. (and by execution of this Agreement it hereby accepts such appointment) as agent and attorney-in-fact ("Equityholders' Representative") for and on behalf of the Equityholders (in their capacity as such), with full power of substitution, to act in the name, place and stead of each Equityholder with respect to Section 2.8, Article X and the Escrow Agreement and the taking by the Equityholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by the Equityholders' Representative under Section 2.8, Article X or the Escrow Agreement (it being understood that the Equityholders' Representative shall have no right to pursue any claim on behalf of any Company Indemnified Party in respect of the rights granted to Company Indemnified Parties under Section 7.7). The power of attorney granted in this Section 11.1 is coupled with an interest and is irrevocable, may be delegated by the Equityholders' Representative and shall survive the death or incapacity of each Equityholder. Such agency may be changed by the holders of a majority in interest of the Indemnity Escrow Fund from time to time (including in the event of the liquidation or dissolution of the Equityholders' Representative), and any such successor shall succeed the Equityholders' Representative as Equityholders' Representative hereunder. No bond shall be required of the Equityholders' Representative, and the Equityholders' Representative shall receive no compensation for its services.

(b) Limitation on Liability. The Equityholders' Representative shall not be liable to any Person for any act of the Equityholders' Representative taken in good faith and in the exercise of its reasonable judgment and arising out of or in connection with the acceptance or administration of its duties under this Agreement and the Escrow Agreement (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith and reasonable judgment), except to the extent any liability, loss, damage, penalty, fine, cost or expense is actually incurred by such Person as a proximate result of the gross negligence or bad faith of the Equityholders' Representative. The Equityholders' Representative shall not be liable for, and may seek indemnification from the Equityholders for, any liability, loss, damage, penalty, fine, cost or expense incurred by the Equityholders' Representative while acting in good faith and in the exercise of its reasonable judgment and arising out of or in connection with the acceptance or administration of his duties under this Agreement and the Escrow Agreement, except to the extent that any such liability, loss, damage, penalty, fine, cost or expense is the proximate result of the gross negligence or bad faith of the Equityholders' Representative. The Equityholders' Representative shall be entitled to recover any out-of-pocket costs and expenses reasonably incurred by the Equityholders' Representative in connection with actions taken by the Equityholders' Representative pursuant to the terms of Section 2.8, Article X or the Escrow Agreement (including the hiring of legal counsel and the incurring of legal fees and costs) from the Equityholders. The Equityholders' Representative shall be permitted to withhold an amount equal to $100,000 from the Merger Consideration, which amount shall be treated as Transaction Expenses hereunder. The Equityholders' Representative shall also be entitled to recover from each Equityholder such Equityholder's ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Equityholders' Representative arising out of or resulting from any action taken or omitted to be taken by the Equityholders' Representative under this Agreement or the Escrow Agreement.

(c) Access. From and after the Effective Time, Parent shall cause the Surviving Corporation to provide the Equityholders' Representative with reasonable access to information about the Surviving Corporation and the reasonable assistance of the officers and employees of Parent and the Surviving Corporation for purposes of performing his duties and exercising his rights under this Agreement, provided, that the Equityholders' Representative shall treat confidentially any nonpublic information about the Surviving Corporation (except in connection with the performance by the Equityholders' Representative of its duties or the exercise of its rights under this Agreement).

(d) Actions of the Equityholders' Representative. From and after the Effective Time, a decision, act, consent or instruction of the Equityholders' Representative shall constitute a decision of all Equityholders and shall be final, binding and conclusive upon each Equityholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Equityholders' Representative as being the decision, act, consent or instruction of each Equityholder. Parent is hereby relieved from any liability to any Person for any acts done by Parent in accordance with any such decision, act, consent or instruction of the Equityholders' Representative.

SECTION 11.2 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses (including all fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the negotiation and preparation of this Agreement, the performance of the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, shall be paid by the respective party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 11.3 Costs and Attorneys' Fees. Subject to the limitations set forth herein, including Article X, in the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs and reasonable attorneys' fees incurred in connection with each and every such action, suit or other proceeding, including any and all appeals and petitions therefrom.

SECTION 11.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (i) if sent by registered nationally recognized receipted overnight air courier, one (1) Business Day after mailing; (ii) if sent by facsimile transmission, with a copy sent on the same day in the manner provided in clause (i) of this Section 11.4, when transmitted and receipt is confirmed by telephone and (iii) if otherwise actually personally delivered, when delivered; provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this
Agreement:

(a) if to the Company (prior to the Closing), to:

                                    Hanna Andersson Corporation
                                    1010 NW Flanders
                                    Portland, Oregon 97209
                                    Facsimile:  (503) 961-8381
                                    Attention: Chief Executive Officer

                           with a copy (which shall not constitute notice) to:

                                    Latham & Watkins LLP
                                    140 Scott Drive
                                    Menlo Park, California 94025
                                    Facsimile:  (650) 463-2600
                                    Attention:  Anthony J. Richmond, Esq.
                                                Michelle L. Bushore, Esq.

(b) if to Parent or Merger Sub or, if after the Closing, to the Company, to:

                                    Kellwood Company
                                    600 Kellwood Parkway
                                    Chesterfield, Missouri 63017
                                    Facsimile:  (314) 576-3388
                                    Attention: Thomas H. Pollihan,
                                               General Counsel

                           with a copy (which shall not constitute notice) to:

                                    McDermott Will & Emery LLP
                                    227 West Monroe Street
                                    Chicago, Illinois 60606-5096
                                    Facsimile:  (312) 984-3669
                                    Attention:  Robert A. Schreck, Jr.

(c) if to the Equityholders' Representative, to:

                                    Castanea Partners, Inc.
                                    Three Newton Executive Park, Suite 304
                                    Newton, MA  02462
                                    Facsimile:  (617) 630-2424
                                    Attention:  Steve Berg

                           with a copy (which shall not constitute notice) to:

                                    Latham & Watkins LLP
                                    140 Scott Drive
                                    Menlo Park, California 94025
                                    Facsimile:  (650) 463-2600
                                    Attention:  Anthony J. Richmond, Esq.

SECTION 11.5 Public Announcements. Unless otherwise required by applicable Law or applicable stock exchange rules and regulations, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated by this Agreement, or otherwise communicate with any news media regarding this Agreement or the transactions contemplated by this Agreement, without the prior written consent of the other parties to this Agreement. If a public statement is required to be made pursuant to applicable Law or applicable stock exchange rules and regulations, the parties shall consult with each other, to the extent reasonably practicable, in advance as to the contents and timing thereof.

SECTION 11.6 Interpretation. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement. References to Articles, Sections, Schedules or Exhibits in this Agreement, unless otherwise indicated, are references to Articles, Sections, Schedules and Exhibits of or to this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to any term or provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the terms or provisions of this Agreement. Any reference to any federal, state, county, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For all purposes of and under this Agreement, (i) the word "including" shall be deemed to be immediately followed by the words "without limitation;" (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa; (iii) words of one gender shall be deemed to include the other gender as the context requires; (iv) the terms "hereof," "herein," "hereto," "herewith" and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits to this Agreement) and not to any particular term or provision of this Agreement, unless otherwise specified and (v) unless otherwise defined in this Agreement, accounting terms shall have the respective meanings assigned to them in accordance with GAAP consistently applied with the Company Financial Statements.

SECTION 11.7 Severability. In the event that any one or more of the terms or provisions contained in this Agreement or in any other certificate, instrument or other document referred to in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other such certificate, instrument or other document referred to in this Agreement, and the parties to this Agreement shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of this Agreement. Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the parties as reflected by this Agreement. To the extent permitted by applicable Law, each party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

SECTION 11.8 Entire Agreement. This Agreement (including the Company Disclosure Schedule, the other Schedules and the Exhibits to this Agreement) and the Confidentiality Agreement constitute the entire agreement of the parties to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement, except as otherwise expressly provided in this Agreement.

SECTION 11.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement, and any purported assignment or other transfer without such consent shall be void and unenforceable. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns.

SECTION 11.10 No Third-Party Beneficiaries. Except for Article II, Section 7.7 and Section 7.8, this Agreement is for the sole benefit of the parties to this Agreement and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 11.11 Waivers and Amendments. This Agreement may be amended or modified only by a written instrument executed by all of the parties to this Agreement. Any failure of the parties to this Agreement to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver. No delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party to this Agreement of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies provided for in this Agreement are cumulative and are not exclusive of any rights or remedies which the parties to this Agreement may otherwise have at law or in equity. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.11.

SECTION 11.12 Governing Law; Consent to JurisdictionThis Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting within the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 11.4. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

SECTION 11.13 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.13.

SECTION 11.14 Exclusivity of Representations and Warranties. It is the explicit intent and understanding of each of the parties to this Agreement that no party to this Agreement, nor any of their respective Affiliates, representatives or agents, is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement and any Ancillary Document (as qualified by the Company Disclosure Schedule), and none of the parties to this Agreement is relying on any statement, representation or warranty, oral or written, express or implied, made by another party to this Agreement or such other party's Affiliates, representatives or agents, except for the representations and warranties set forth in this Agreement.

SECTION 11.15 Equitable Remedies. Each of the parties to this Agreement acknowledges and agrees that the other parties to this Agreement would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this Agreement, each of the parties to this Agreement hereby agrees that the other parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by such first party under this Agreement, and each party to this Agreement hereby agrees to waive the defense in any such suit that the other parties to this Agreement have an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of injunction or specific performance as a remedy, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 11.15 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties to this Agreement may elect to pursue.

SECTION 11.16 Counterparts(a). This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (Remainder of Page Intentionally Left Blank)

                  IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Equityholders' Representative have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                      KELLWOOD COMPANY,
                                      a Delaware corporation



                                      By:    /s/ Thomas H. Pollihan
                                      Name:  Thomas H. Pollihan
                                      Title: Executive Vice President, Secretary
                                             and General Counsel


                                      NEWKELL V, INC.,
                                      a Delaware corporation



                                      By:     /s/ Thomas H. Pollihan
                                      Name:   Thomas H. Pollihan
                                      Title:  Vice President, Secretary and
                                              General Counsel


                                      HANNA ANDERSSON CORPORATION,
                                      a Delaware corporation



                                      By:     /s/ Philip J. Iosca
                                      Name:   Philip J. Iosca
                                      Title:  President and Chief Executive
                                              Officer


CASTANEA PARTNERS, INC.,
a Delaware corporation
solely in its capacity as Equityholders' Representative



By:  /s/
Name:
Title: